Exhibit 10.2
SECURITIES PURCHASE AGREEMENT
BY AND BETWEEN
AZZ INC.
AND
BTO PEGASUS HOLDINGS DE L.P.
Dated as of May 13, 2022

TABLE OF CONTENTS
i

ii

EXHIBITS
Exhibit A    Definitions
Exhibit B    Form of Indenture
Exhibit C    Form of Certificate of Designations
Exhibit D    Form of Registration Rights Agreement
Exhibit E    VCOC Letter Agreement

SCHEDULES
Schedule A    Company Competitors

iii

SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT dated as of May 13, 2022 (this “Agreement”) is by and between AZZ Inc., a Texas corporation (the “Company”), and BTO Pegasus Holdings DE L.P., a Delaware limited partnership (the “Purchaser”). Capitalized terms used but not defined herein have the meanings assigned to them in Exhibit A.
The Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, $240,000,000 in aggregate principal amount of the Company’s 6.00% Convertible Subordinated Notes due 2028 (the “Convertible Notes”) in the form attached to the Indenture and to be issued on the terms and subject to the conditions of the Indenture and this Agreement. As contemplated by the Indenture, upon receipt of the approval (the “Company Shareholder Approval”) of shareholders of the Company of the amendment and restatement of the Certificate of Formation (the “Amended Certificate”), which includes the designations, preferences, limitations and rights set forth in the Certificate of Designations (the “Certificate of Designations”) attached as Exhibit C, the Company shall convert the Convertible Notes into 240,000 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), on the terms and subject to the conditions set forth in the Indenture.
In consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
ARTICLE I

PURCHASE AND SALE OF PURCHASED NOTES
Section 1.1    Purchase and Sale. On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing, the Purchaser shall purchase, and the Company shall issue and sell to the Purchaser, $240,000,000 in aggregate principal amount of Convertible Notes (the “Purchased Notes”) for an aggregate purchase price of $240,000,000 (the “Purchase Price”).
Section 1.2    Closing. On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the issuance, sale and purchase of the Purchased Notes (the “Closing”) shall take place as of the date hereof (the “Closing Date”) and shall take place remotely via the exchange of final documents and signature pages, and upon confirmation that all of the conditions set forth in Article V have been satisfied or waived. At the Closing, upon receipt by the Company of payment of the full purchase price to be paid at the Closing therefor by or on behalf of such Purchaser to the Company by wire transfer of immediately available funds to an account designated in writing by the Company, the Company will deliver to the Purchaser evidence reasonably satisfactory to the Purchaser of the issuance of the Purchased Notes in the name of the Purchaser (or its nominee) through the facilities of The Depository Trust Company, and the Company will deliver to the Trustee, as custodian, the Global Securities registered in the name of The Depository Trust Company (or a nominee thereof) and such Global Securities shall be eligible for book-entry settlement with The Depository Trust Company.
ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Purchaser as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), that, except as set forth in the SEC Documents filed by the Company with the SEC since January 1, 2019 and prior to the Closing Date (other than disclosures in the “Risk Factors” or “Forward-Looking Statements” sections or similarly captioned sections of any such filings):
Section 2.1    Organization and Power. The Company and each of its Subsidiaries is a corporation, limited liability company, partnership or other entity validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (as applicable) and has all requisite corporate, limited liability company, partnership or other entity power and authority to own or lease its assets, rights and properties and to carry on its business as presently conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation, limited liability company, partnership or other entity in each jurisdiction wherein the character of its assets, rights or property or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to so qualify has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. True, correct and complete copies of the Company’s governing documents are included in the SEC Documents filed with the SEC.
Section 2.2    Authorization; No Conflicts.
(a)    The Company has all necessary corporate power and authority and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement, the Indenture, the Convertible Notes and the Registration Rights Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby and, following the effectiveness of such actions, for the due authorization, issuance, sale and delivery of the Purchased Notes and the reservation, issuance and delivery of the Conversion Shares. The Company has all necessary corporate power and authority and, except for receipt of the Company Shareholder Approval and the filing of the Certificate of Designations with the Secretary of State of the State of Texas, has taken all necessary corporate action required for the due authorization, issuance, sale and delivery of the shares of Series A Preferred Stock that may be issuable upon exchange of the Purchased Notes. This Agreement has been, and the Indenture, the Convertible Notes and the Registration Rights Agreement, at the Closing will be, duly executed and delivered by the Company. Assuming due execution and delivery thereof by each of the other parties hereto or thereto, this Agreement, the Indenture, the Convertible Notes and the Registration Rights Agreement will each be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(b)    The authorization, execution, delivery and performance by the Company of this Agreement, the Indenture, the Convertible Notes and the Registration Rights Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby, including the authentication and delivery of the Purchased Notes, the issuance of any shares of Series A Preferred Stock upon exchange of the Purchased Notes and the issuance of any Conversion Shares do not and will not: (i) violate or result in the breach of any provision of the Certificate of Formation or Bylaws of the Company; or (ii) with such exceptions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (A) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to the Company or any of its Subsidiaries or any mortgage, loan or credit agreement, indenture, bond, note, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or accelerate the Company’s or, if applicable, any of its Subsidiaries’ obligations under any such Contract; (B) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local law, rule or regulation or any Privacy Obligation; or (C) result in the creation of any lien upon any assets, rights or properties of the Company or any of its Subsidiaries or the suspension, revocation or forfeiture of any franchise, permit or license granted by a Governmental Entity to the Company or any of its Subsidiaries, other than liens under federal or state securities laws or liens created by Purchaser.
Section 2.3    Government Approvals. No consent, approval or authorization of, or filing with, any Governmental Entity is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement, the Indenture, the Convertible Notes and the Registration Rights Agreement, or in connection with the authentication of the Purchased Notes or the issuance of the shares of Series A Preferred Stock issuable upon exchange of the Purchased Notes or the issuance of any Conversion Shares, except for: (a) with respect to such shares of Series A Preferred Stock, the filing of the Amended Certificate, including the Certificate of Designations, with the Secretary of State of the State of Texas; (b) those which have already been made or granted; (c) the filing of a current report on Form 8-K with the SEC; (d) filings with applicable state securities commissions; or (e) the listing of the Conversion Shares with the NYSE.
Section 2.4    Authorized and Outstanding Stock.
(a)    As of the Closing Date, the authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $1.00 per share (“Common Stock”) and no shares of preferred stock.
(b)    As of the close of business on May 11, 2022 (the “Capitalization Date”), 24,732,809 shares of Common Stock were issued and outstanding, 856,566 shares of Common Stock were reserved for issuance upon the exercise of outstanding stock options issued pursuant to the Stock Plans or upon the settlement of restricted stock units and performance stock units issued pursuant to the Stock Plans. Except as set forth in the foregoing sentence, there are no outstanding securities of the Company convertible into or exercisable or exchangeable for shares of capital stock of, or other equity or voting interests of any character in, the Company. Since the Capitalization Date through the Closing Date, except for shares of Common Stock issued upon the exercise of outstanding stock options issued pursuant to the Stock Plan or upon the settlement of restricted stock units and performance stock units issued pursuant to the Stock Plans, no shares of Common Stock have been authorized, issued, redeemed, repurchased or otherwise sold or acquired by the Company.
(c)    All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable. The shares of Common Stock issuable upon conversion of the Purchased Notes (or, if applicable, issuable upon conversion of the shares of Series A Preferred Stock issued upon exchange of the Purchased Notes) (the “Conversion Shares”) have been duly authorized and reserved for issuance and, when issued upon conversion of the Purchased Notes (or, if applicable, issuable upon conversion of the shares of Series A Preferred Stock issued upon exchange of the Purchased Notes) in accordance with the terms thereof, will be validly issued and fully paid and non-assessable. No share of Common Stock has been, and none of the shares of Series A Preferred Stock issued upon exchange of the Purchased Notes and Conversion Shares will be, issued in violation of any preemptive right arising by operation of law, under the Certificate of Formation, the Bylaws or any contract, or otherwise. None of the Purchased Notes or shares of Series A Preferred Stock issued upon exchange of the Purchased Notes and Conversion Shares will be, when issued, subject to any restrictions on transfer under applicable law or any contract to which the Company is a party, other than, in the case of restrictions on transfer, those under applicable state and federal securities laws and Section 4.2 of this Agreement. When issued in accordance with the terms hereof and the terms of the Indenture or the Certificate of Designations (as applicable), the Purchased Notes, the shares of Series A Preferred Stock issued upon exchange of the Purchased Notes and the Conversion Shares will be free and clear of all liens (other than liens incurred by Purchaser or its Affiliates, restrictions arising under applicable securities laws, or restrictions imposed by this Agreement, the Indenture, the Amended Certificate, the Certificate of Designations or the Registration Rights Agreement).
(d)    The execution and delivery of the Indenture and the performance by the Company of its obligations under the Indenture have been duly and validly authorized by the Company. Assuming due authorization, execution and delivery of the Indenture by the Trustee, the Indenture constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(e)    The Purchased Notes have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchaser, will have been duly executed and delivered by the Company and will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture; provided that the enforceability thereof may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(f)    There are no: (i) subscription, warrant, option, convertible security or other rights, commitments, agreements, arrangements issued by the Company or any other obligation of the Company to purchase or acquire any shares of capital stock of the Company authorized or outstanding; (ii) commitments, agreements, arrangements or obligations of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute capital stock of, or other equity or voting interest (or voting debt) in, the Company; (iii) obligations on the Company to purchase, redeem or otherwise acquire any shares of the Company’s capital stock or to pay dividends or make any other distributions in respect thereof; (iv) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests (or voting debt) in, the Company; (v) shares of capital stock outstanding, or other equity or voting interests of any character in, the Company as of the Closing Date other than shares that have become outstanding after the Capitalization Date, which were reserved for issuance as of the Capitalization Date, as set forth in Section 2.4(a) or pursuant to the exercise, after the Capitalization Date, of outstanding stock options described in Section 2.4(b); (vi) agreements, arrangements or commitments between the Company and any Person relating to the acquisition, disposition or voting of the capital stock of, or other equity or voting interest (or voting debt) in, the Company; and (vii) preemptive rights, whether arising by operation of law, under the Certificate of Formation, the Bylaws or any contract, or otherwise, with respect to the issuance of any capital stock of the Company.
Section 2.5    Subsidiaries. The Company’s significant subsidiaries within the meaning of Regulation S-X (“Significant Subsidiaries”) consist solely of all the entities listed on Exhibit 21.1 to the Company’s Form 10-K for the year ended February 28, 2022. Except as described in the SEC Documents, the Company, directly or indirectly, owns of record and beneficially, free and clear of all liens, all of the issued and outstanding capital stock or equity interests of each of its Significant Subsidiaries. All of the issued and outstanding capital stock or equity interests of the Company’s Significant Subsidiaries has been duly authorized and validly issued, were not issued in violation of any preemptive right, right of first refusal or similar right, and in the case of corporations, is fully paid and non-assessable. Except as described in the SEC Documents, there are no outstanding rights, options, warrants, preemptive rights, conversion rights, rights of first refusal or similar rights for the purchase or acquisition from any of the Company’s Significant Subsidiaries of any securities of such Significant Subsidiaries nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights, conversion rights or rights of first refusal.
Section 2.6    Private Placement. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.4, the offer and sale of the Purchased Notes pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Without limiting the foregoing, neither the Company nor, to the Knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Purchased Notes, and neither the Company nor, to the Knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Purchased Notes under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Purchased Notes under this Agreement to be integrated with other offerings by the Company.
Section 2.7    SEC Documents; Financial Information. Since January 1, 2020, the Company has timely filed (a) all annual and quarterly reports and proxy statements (including all amendments, exhibits and schedules thereto) and (b) all other reports and other documents (including all amendments, exhibits and schedules thereto), in each case required to be filed by the Company with the SEC pursuant to the Exchange Act and the Securities Act. As of their respective filing dates, such SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and as of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply, as of their respective dates, in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q, promulgated by the SEC), have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and present fairly in all material respects, as of their respective dates, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods, all in conformity with GAAP. Neither the Company nor any of its Subsidiaries have any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of February 28, 2022 (the “Balance Sheet Date”) included in the SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business and, in any case, do not arise from any material breach of a Contract, (iii) expressly contemplated by this Agreement or otherwise incurred in connection with the transactions contemplated hereby, (iv) that have been discharged or paid prior to the Closing Date or (v) as would not, individually or in the aggregate, have had or reasonably be expected to have, a Material Adverse Effect. There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required by applicable law to be disclosed by the Company in its SEC Documents which is not so disclosed.
Section 2.8    Internal Control Over Financial Reporting. The Company has disclosed, based on its most recent evaluation prior to the Closing Date, to the Company’s outside auditors and the Audit Committee of the Board of Directors (a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
Section 2.9    Disclosure Controls and Procedures. The Company has established and maintains, and at all times since January 1, 2019, has maintained, disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that are (a) designed to provide reasonable assurance that material information relating to the Company, including its Subsidiaries, that is required to be disclosed by the Company in the reports that it furnishes or files under the Exchange Act is reported within the time periods specified in the rules and forms of the SEC and that such material information is communicated to the Company’s management to allow timely decisions regarding required disclosure and (b) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with Company management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with Company management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over, and procedures relating to, financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. Since January 1, 2019, there has not been any fraud, whether or not material, that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal controls over financial reporting. As of the Closing Date, to the Knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.
Section 2.10    Litigation. Except as described in the SEC Documents, there is no litigation or governmental proceeding, suit, arbitration or, to the Knowledge of the Company, investigation by any Governmental Entity, pending or, to the Knowledge of the Company, threatened in writing, against the Company or any of its Subsidiaries or affecting any of the business, operations, properties, rights or assets of the Company or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to or in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency that is expressly applicable to the Company or any of its Subsidiaries or any of their respective assets, rights or properties which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 2.11    Compliance with Laws; Permits. The Company and its Subsidiaries are in compliance with all applicable laws, common law, statutes, ordinances, codes, rules or regulations enacted, adopted, promulgated, or applied by any Governmental Entity and their Privacy Obligations, except as described in the SEC Documents and has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries possess all permits, franchises, certificates, approvals, authorizations and licenses of Governmental Entities that are required to conduct their business, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 2.12    Taxes. The Company and each of its Subsidiaries has filed all Tax Returns required to be filed within the applicable periods for such filings (with due regard to any extension) and has paid all Taxes required to be paid, except for any such failures to file or pay that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not, in each case, reasonably be expected to have a Material Adverse Effect, the Company (a) has not been advised in writing that any of its Tax Returns are being audited as of the Closing Date, (b) has not been advised in writing of any deficiency in assessment or proposed judgment to its Taxes, which has not been paid and (c) has no liability for any Tax to be imposed upon its properties or assets as of the Closing Date, other than any Tax that is reflected or reserved against in the balance sheet contained in the SEC Documents as of the Balance Sheet Date.
Section 2.13    Employee Matters.
(a)    Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) the Company and its Subsidiaries are in compliance with all applicable laws relating to labor, employment, fair employment practices, terms and conditions of employment, wages and hours, and with the terms of the Benefit Plans, and each such Benefit Plan is in compliance with all applicable laws (including, without limitation, the applicable requirements of ERISA and the Code); (ii) with respect to the Benefit Plans, no audits, investigations, actions, liens, lawsuits, claims or complaints (other than routine claims for benefits, appeals of such claims and domestic relations order proceedings) are pending or, to the Knowledge of the Company, threatened, and, to the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such audits, investigations, actions, liens, lawsuits, claims or complaints; and (iii) to the Knowledge of the Company, no event has occurred with respect to any Benefit Plan which would reasonably be expected to result in a liability of the Company or any of its Subsidiaries to any Governmental Entity.
(b)    Neither the Company, its Subsidiaries, nor any other entity which would be (i) under “common control,” with the Company or its Subsidiaries, within the meaning of Section 4001(a)(14) of ERISA or (ii) together with the Company or its Subsidiaries, treated as a “single employer” under Section 414 of the Code, has during the last six (6) years maintained, sponsored or contributed to or had any liability with respect to any defined benefit pension plan that is subject to Title IV of ERISA or any Multiemployer Plan.
(c)    Except for the Multiemployer Plans: (i) no Benefit Plan is, and none of the Company or its Subsidiaries has any obligation or liability (whether actual or contingent) with respect to any plan that is, a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA; (ii) no Multiemployer Plan is insolvent or in reorganization; (iii) no Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 305 of ERISA); (iv) none of the Company, its Subsidiaries or any ERISA Affiliate thereof has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Multiemployer Plan pursuant to Sections 515, 4201, 4204 or 4212 of ERISA or expects to incur any such liability under any of the foregoing sections with respect to any Multiemployer Plan; (v) neither the Company, nor any of its Subsidiaries would incur any liabilities with respect to any Multiemployer Plans in the event of a complete or partial withdrawal therefrom; (vi) no lien imposed under the Code or ERISA on the assets of the Company or any of its Subsidiaries exists or, to the Knowledge of the Company, is likely to arise on account of any Multiemployer Plan; and (vii) the Company and its Subsidiaries have made all required contributions and are not delinquent in any contributions to any Multiemployer Plan.
(d)    Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, none of the execution of, or the completion of the transactions contemplated by, this Agreement (whether alone or in connection with any other event(s)), will result in (i) any compensation or benefit becoming due, or any increase in the amount of any compensation or benefit due, to any current or former employee of the Company or its Subsidiaries or (ii) acceleration of the time of payment, vesting or funding of compensation or benefits to any current or former employee of the Company or its Subsidiaries. No Benefit Plan provides for reimbursement or gross-up of any excise tax under Section 409A or Section 4999 of the Code.
Section 2.14    Environmental Matters. The Company and its Subsidiaries are in compliance with all, and have not violated any, applicable Requirements of Environmental Law and possess and are in compliance with all, and have not violated any, required Environmental Permits, except, in each case, as described in the SEC Documents and where the failure to comply or possess has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have not received any written notice or claim from any Person of any violation or alleged violation of, or any liability or alleged liability under or related to, any Requirements of Environmental Law or Environmental Permit or any presence or release of any Hazardous Substance, and there is no basis for any such notice or claim, except as described in the SEC Documents and as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There has been no release or disposal of, contamination by, or exposure of any Person to any Hazardous Substances so as to give rise to liability (contingent or otherwise) under Environmental Laws for the Company or any of its Subsidiaries, except as described in the SEC Documents and as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has assumed or retained, as a result of any contract, any liabilities under any Requirements of Environmental Law or concerning any Hazardous Substances, except as described in the SEC Documents and as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 2.15    Intellectual Property; Privacy and Security. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Company and its Subsidiaries own their material proprietary Intellectual Property, free and clear of all liens, (b) the conduct of the businesses of the Company and its Subsidiaries does not infringe or violate the Intellectual Property of any Person (and no Person has alleged the same in writing, including “cease and desist” letters or invitations to take a patent license) and no Person is infringing or violating their Intellectual Property, (c) the Company and its Subsidiaries take commercially reasonable efforts to protect the confidentiality of their trade secrets and the integrity, continuous operation and security of their Software and Systems (and all personal, sensitive or regulated data, including Personal Data, stored or processed therein) and there have been no breaches (or related outages) of or unauthorized accesses to same (except for those that were resolved without material cost or material liability or the duty to notify any Person), (d) no software that the Company and its Subsidiaries convey, distribute, license or make available to others is subject to any open source or similar license that requires the license or availability of the Company’s or its Subsidiaries’ proprietary source code in such circumstances, (e) no Person (other than the Company or its Subsidiaries, their respective personnel or other service providers working on their behalf who have executed confidentiality agreements with the Company or its Subsidiaries) has current access to (or the contingent right to access) any material proprietary source code of the Company or its Subsidiaries, (f) all Persons who created or invented material Intellectual Property on behalf of the Company or its Subsidiaries have assigned in writing to such entities all of their rights in same that do not vest initially in such entities by operation of law and (g) the material Software and Systems of the Company and its Subsidiaries are sufficient to operate their businesses.
Section 2.16    Registration Rights. Except as provided in this Agreement or the Registration Rights Agreement, the Company has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.
Section 2.17    Investment Company Act. As of the Closing Date, the Company is not required to register as, and, immediately after giving effect to the sale of the Purchased Notes in accordance with this Agreement and the application of the proceeds as described in this Agreement, will not be required to be registered as, an “investment company,” as that term is defined in the Investment Company Act.
Section 2.18    NYSE. The Common Stock is listed on the NYSE, and no event has occurred, and the Company is not aware of any event that is reasonably likely to occur, that would result in the Common Stock being delisted from the NYSE. The Company is in compliance in all material respects with the listing and listing maintenance requirements of the NYSE applicable to it for the continued trading of its Common Stock on the NYSE.
Section 2.19    No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act of the Company or any of its Subsidiaries, other than Citigroup Global Markets Inc., whose fees are the sole responsibility of the Company.
Section 2.20    Illegal Payments; Anti-Corruption Violations. In the past five years, none of the Company, its Subsidiaries, or any officer, director or employee of the Company or its Subsidiaries or, to the Company’s Knowledge, any agents or representatives acting on behalf of the Company or any of its Subsidiaries has, in connection with the business of the Company: (a) unlawfully offered, paid, promised to pay, or authorized the payment of, directly or indirectly, anything of value, including money, loans, gifts, travel, or entertainment, to any Government Official with the purpose of: (i) influencing any act or decision of such Government Official in his or her official capacity; (ii) inducing such Government Official to perform or omit to perform any activity in violation of his or her legal duties; (iii) securing any improper advantage; or (iv) inducing such Government Official to influence or affect any act or decision of a Governmental Entity, in violation of the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010, or other applicable anti-corruption laws (collectively, “Anti-Corruption Laws”); (b) made any illegal contribution to any political party or candidate; (c) made, offered, promised to pay, or accepted any unlawful bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature, directly or indirectly, in connection with the business of the Company, to or from any person, including any supplier or customer; (d) knowingly established or maintained any unrecorded fund or asset or made any false entry on any book or record of the Company or any of its Subsidiaries for any purpose; or (e) otherwise violated any applicable Anti-Corruption Laws.

Section 2.21    Sanctions and Export Controls. In the past five years, none of the Company, its Subsidiaries or any officer, director or employee of the Company or its Subsidiaries or, to the Company’s Knowledge, any agent of the Company or any of its Subsidiaries, (i) is or was a Sanctioned Person, (ii) has conducted business, directly or indirectly, with any Sanctioned Person or in any Sanctioned Territory on behalf of the Company or any of its Subsidiaries, except as authorized by the applicable Governmental Entity, or (iii) has otherwise violated any applicable Sanctions Laws or Export Controls. The Company and each of its Subsidiaries has instituted and maintains a system of internal controls designed to provide reasonable assurance that violations of applicable Anti-Corruption Laws, Sanctions Laws, and Export Controls will be prevented, detected, and deterred.
Section 2.22    Absence of Certain Changes. (i) Since February 28, 2022, except for the execution and performance of this Agreement and any other agreements contemplated hereby and the discussions, negotiations and transactions related hereto, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business, and (ii) since February 28, 2022, there has not been any Material Adverse Effect.
Section 2.23    No Rights Agreement; Anti-Takeover Provisions.
(a)    Neither the Company nor any of its Subsidiaries is party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.
(b)    The Company and the Board of Directors have taken all necessary actions to ensure that no restrictions included in any Antitakeover Provision is, or will be, applicable to the Purchaser or its Affiliates, this Agreement, the Indenture, the Registration Rights Agreement, the Certificate of Designations or any of the transactions contemplated hereby or by the Registration Rights Agreement, including the Purchaser’s acquisition, or the Company’s issuance, of the Purchased Notes, the shares of Series A Preferred Stock issued upon exchange of the Purchased Notes and the Conversion Shares in accordance with this Agreement, the Indenture and the Certificate of Designations.
Section 2.24    Government Contracts. The Company and its Subsidiaries are in material compliance with all Government Contracts to which they are party, and none of the Company nor any of its Subsidiaries has been subject to any suspension or debarment proceeding or is subject to any order or judgment that would adversely affect the ability of the Company or any of its Subsidiaries to enter into, or perform its obligations under, any Government Contract.
Section 2.25    Acquisition Agreement. The Company has provided to the Purchaser a true and correct copy of each of (a) that certain Securities Purchase Agreement dated as of March 7, 2022 (the “Acquisition Agreement”; the transactions contemplated by the Acquisition Agreement, the “Acquisition”), by and between Sequa Corporation and the Company (including all exhibits, annexes and schedules thereto), (b) that certain Amended and Restated Debt Commitment Letter, dated April 1, 2022 (the “Debt Commitment Letter”), by and among Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Wells Fargo Bank, N.A., Bank of America, N.A., Barclays Bank PLC, U.S. Bank National Association, Inc., CIBC Bank USA, Canadian Imperial Bank of Commerce, New York Branch, and CIBC World Markets Corp. and the Company, (c) that certain Amended and Restated Fee Letter, dated April 1, 2022 (the “Fee Letter”), by and among Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Wells Fargo Bank, N.A., Bank of America, N.A., Barclays Bank PLC, U.S. Bank National Association, Inc., CIBC Bank USA, Canadian Imperial Bank of Commerce, New York Branch, and CIBC World Markets Corp. and the Company and (d) that certain Amended and Restated Engagement Letter, dated April 1, 2022, by and among Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Barclays Capital Inc., U.S. Bancorp Investments, Inc., CIBC Bank USA,

Canadian Imperial Bank of Commerce, New York Branch, and CIBC World Markets Corp. and the Company, and each such agreement has not been amended, modified or waived in any respect, and there are no side letters or other arrangements in effect that would affect the terms of any such agreement.
Section 2.26    No Additional Representations. Except for the representations and warranties made by the Company in this Article II and in any certificate delivered to the Purchaser in connection with this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Purchaser, or any of its Affiliates or representatives, with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective business, or (b) any oral or written information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby, or the accuracy or completeness thereof. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of the Purchaser and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement and in any certificate delivered to the Purchaser as may be required by this Agreement, nor will anything in this Agreement operate to limit any claim by any Purchaser or any of its respective Affiliates for fraud.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
The Purchaser represents and warrants to the Company as of the Closing Date (except to the extent made only as of a specified date in which case as of such date) that:
Section 3.1    Organization and Power. The Purchaser is a Delaware limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary power and authority to own its assets, rights and properties and to carry on its business as presently conducted.
Section 3.2    Authorization, Etc. The Purchaser has all necessary power and authority and has taken all necessary entity action required for the due authorization, execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby. The authorization, execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement, and the consummation by the Purchaser of the transactions contemplated hereby and thereby do not and will not: (a) violate or result in the breach of any provision of the organizational documents of the Purchaser; or (b) with the exceptions that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on its ability to perform its obligations under this Agreement and the Registration Rights Agreement: (i) violate any provision of, constitute a breach of, or default under, any judgment, order, writ, or decree applicable to the Purchaser or any material contract to which the Purchaser is a party; or (ii) violate any provision of, constitute a breach of, or default under, any applicable state, federal or local law, rule or regulation. This Agreement has been, and the Registration Rights Agreement will, at the Closing be, duly executed and delivered by the Purchaser. Assuming due execution and delivery thereof by the other parties hereto or thereto, this Agreement and the Registration Rights Agreement will each be a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as the enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as the enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
Section 3.3    Government Approvals. No consent, approval, license or authorization of, or filing with, any Governmental Entity is or will be required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement, except for: (a) those which have already been made or granted; (b) the filing with the SEC under Section 13(d), Section 13(g) or Section 16, if and as applicable; or (c) those where the failure to obtain such consent, approval or license would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.
Section 3.4    Investment Representations.
(a)    The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
(b)    The Purchaser has been advised by the Company that the Purchased Notes have not been registered under the Securities Act, that the Purchased Notes will be issued on the basis of the statutory exemption provided by Section 4(a)(2) under the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company’s reliance thereon is based in part upon the representations made by the Purchaser in this Agreement and the Registration Rights Agreement. The Purchaser acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities.
(c)    The Purchaser is purchasing the Purchased Notes for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws.
(d)    By reason of its business or financial experience, the Purchaser has the capacity to protect its own interest in connection with the transactions contemplated hereunder.
(e)    The Company has provided to the Purchaser documents and information that the Purchaser has requested relating to an investment in the Company. The Purchaser recognizes that investing in the Company involves substantial risks, and has taken full cognizance of and understands all of the risk factors related to the acquisition of the Purchased Notes. The Purchaser has carefully considered and has discussed with the Purchaser’s professional legal, tax and financial advisers the suitability of an investment in the Company, and the Purchaser has determined that the acquisition of the Purchased Notes is a suitable investment for the Purchaser. The Purchaser has not relied on the Company for any tax or legal advice in connection with the purchase of the Purchased Notes. In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representations or other information (other than the representations and warranties of the Company set forth in Article II).

Section 3.5    No Prior Ownership. As of the Closing Date, the Purchaser does not have record or beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of any shares of the Common Stock.
Section 3.6    No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or any Purchaser for any commission, fee or other compensation as a finder or broker because of any act by the Purchaser and for which the Company will be liable (excluding by operation of the expense reimbursement provisions of Section 7.5).
Section 3.7    No Additional Representations. The Purchaser acknowledges and agrees, on behalf of itself and its Affiliates, that, except for the representations and warranties contained in Article II and in any certificate delivered by the Company in connection with this Agreement, neither the Company nor any other Person, makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects, and the Purchaser, on behalf of itself and its Affiliates, hereby disclaims reliance upon any such other representations or warranties. In particular, without limiting the foregoing disclaimer, the Purchaser acknowledges and agrees, on behalf of itself and its Affiliates, that neither the Company nor any other Person, makes or has made any representation or warranty with respect to, and the Purchaser, on behalf of itself and its Affiliates, hereby disclaims reliance upon (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, its Subsidiaries or their respective business, or (b) without limiting the representations and warranties made by the Company in Article II, any information presented to the Purchaser or any of its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby, or the accuracy or completeness thereof. To the fullest extent permitted by applicable law, without limiting the representations and warranties contained in Article II, other than in the case of fraud, neither the Company nor any of its Subsidiaries or any other Person shall have any liability to any Purchaser or its Affiliates or representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any other representation or warranty, either express or implied, included in any information or statements (or any omissions therefrom) provided or made available by the Company or its Subsidiaries or representatives to the Purchaser or its Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement.
ARTICLE IV

COVENANTS OF THE PARTIES
Section 4.1    Board of Directors.
(a)    As of the Closing, the Purchaser Representative shall have the right to designate one director to the Board of Directors (the “Series A Director”), subject to Section 4.1(b). Effective as of the Closing, the Board of Directors shall appoint David M. Kaden as the initial Series A Director and take all actions necessary or appropriate to appoint the Series A Director as a director of the Board of Directors.
(b)    Thereafter, the Purchaser Representative shall have the right to designate, for so long as the Purchaser Parties hold at least 65% of the Purchased Notes (or shares of Series A Preferred Stock issued upon conversion thereof (or Conversion Shares issued upon conversion thereof) or Conversion Shares issued upon exchange thereof) issued on the

Closing (but treating any Purchased Notes that have been repaid or otherwise defeased or any shares of Series A Preferred Stock that have been redeemed as still outstanding unless more than 65% of the Purchased Notes or shares of Series A Preferred Stock have been repaid, defeased or redeemed, as applicable), the Series A Director to the Board of Directors. For so long as the Purchaser Parties beneficially own the minimum threshold of Purchased Notes (or shares of Series A Preferred Stock issued upon conversion thereof (or Conversion Shares issued upon conversion thereof) or Conversion Shares issued upon conversion thereof) that entitles the Purchaser Representative to nominate a Purchaser Nominee as provided above, the Company shall, at each annual meeting of the stockholders of the Company at which the Purchaser Nominee’s term as a director expires, use reasonable best efforts to (i) nominate the Purchaser Nominee for election to the Board of Directors, (ii) recommend that the holders of the Company’s voting stock vote in favor of such Purchaser Nominee and (iii) cause the Purchaser Nominee to be elected to the Board of Directors; provided, however, that the Purchaser Nominee shall comply with the corporate governance principles and practices of the Company as in effect from time to time and applicable to directors generally, including but not limited to the Company’s Corporate Governance Guidelines and the Company’s Code of Conduct (the “Governance Principles”). Notwithstanding the foregoing or anything in this Agreement or elsewhere to the contrary, any Transfer of Convertible Notes, Series A Preferred Stock or Common Stock shall not be subject to any policies, procedures or limitations (other than the limitations set forth in Section 4.2 and any applicable federal securities laws and any other applicable laws) otherwise applicable to the Purchaser Nominee or the Purchaser (or its transferees) with respect to trading in the Company’s securities, and the Company acknowledges and agrees that such policies, procedures or limitations applicable to the Purchaser Nominee or the Purchaser (or its transferees) shall not be violated by any such Transfer. If, following election to the Board of Directors, the Purchaser Nominee resigns, is removed, or is otherwise unable to serve for any reason (including as a result of death or disability) and the Purchaser Representative then has the right to designate a Purchaser Nominee pursuant to this Section 4.1, then, subject to compliance with the Governance Principles, the Purchaser Representative shall be entitled to designate a replacement Purchaser Nominee, and the Board of Directors shall use reasonable best efforts to cause such replacement Purchaser Nominee to fill such vacancy and be appointed to the Board of Directors. If a Purchaser Nominee is not re-elected and the Purchaser Representative still has the right to designate the Purchaser Nominee, then, subject to compliance with the Governance Principles, the Purchaser Representative shall be entitled to designate a replacement Purchaser Nominee, and the Board of Directors shall use its reasonable best efforts to elect such replacement Purchaser Nominee to the Board of Directors. In the event that the Purchaser ceases to hold the minimum percentage of Purchased Notes (or shares of Series A Preferred Stock issued upon exchange thereof (or Conversion Shares issued upon conversion thereof) or Conversion Shares issued upon conversion thereof) that entitles it to nominate the Purchaser Nominee as provided above, and if requested by the Board of Directors, the Purchaser shall cause the Purchaser Nominee to immediately resign as director and the Purchaser shall no longer have any rights under this Section 4.1 with respect to the Series A Director.
(c)    Each Purchaser Nominee must be reasonably acceptable to the Board of Directors and meet in all material respects all of the requirements of a director of the Company described in this Section 4.1, provided, however, that Managing Directors (and more senior employees) or Senior Advisors of the Sponsor Group are deemed to be reasonably acceptable for purposes of this Section 4.1(c).
(d)    The Series A Director shall be entitled to reimbursement of expenses and indemnification in the same manner and to the same extent as the other members of the Board of Directors, in accordance with the Company’s governing documents and applicable Texas law, including on the basis of the Company’s director indemnification agreement. Neither the Series A Director nor the Purchaser Nominee, as applicable, shall be entitled to any cash or equity compensation for service on the Board of Directors unless such Series A Director or

Purchaser Nominee is neither an (i) employee of the Sponsor Group or (ii) affiliate, or employee of an affiliate, of any of the Sponsor Group, and such Series A Director or Purchaser Nominee is considered an independent director; in such case, the Series A Director or Purchaser Nominee shall be entitled to the standard compensation for similar independent members of the Board of Directors. The determination of director independence for purposes of this Section 4.1(d) shall be made in accordance with the related requirements established by the NYSE. Any director minimum ownership requirements shall be deemed satisfied in respect of the Series A Director or Purchaser Nominee, as applicable, by the Purchased Notes (or shares of Series A Preferred Stock issued upon exchange thereof (or Conversion Shares issued upon conversion thereof) or Conversion Shares issued upon conversion thereof) held by the Purchaser Parties or one or more of their respective Affiliates. The Company acknowledges and agrees that it is the indemnitor of first resort (i.e., its obligations to the Series A Director are primary and any obligation of the Purchaser Parties or their Affiliates to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Series A Director are secondary).
Section 4.2    Restrictions on Transfer.
(a)    For a period of one (1) year after the Closing, the Purchaser shall not Transfer any of the Purchased Notes (or shares of Series A Preferred Stock issued upon exchange thereof (or Conversion Shares issued upon conversion thereof)) to any Person without the consent of the Company; provided, however, that, without the consent of the Company, a Purchaser may Transfer Purchased Notes (or shares of Series A Preferred Stock issued upon exchange thereof (or Conversion Shares issued upon conversion thereof)): (i) to a Permitted Transferee of the Purchaser that agrees to be bound by the terms of this Agreement pursuant to a written agreement (and upon such Transfer, the Permitted Transferee shall become a “Purchaser” for purposes of this Agreement (including this Section 4.2)); (ii) pursuant to a tender or exchange offer, merger, consolidation, division, acquisition, reorganization or recapitalization involving the Company; (iii) following the date the Company commences a voluntary case under Title 11 of the United States Bankruptcy Code or any other similar insolvency laws; or (iv) except as reasonably required pursuant to applicable law or order.
(b)    At no time shall a Purchaser knowingly Transfer any Purchased Notes (or shares of Series A Preferred Stock issued upon exchange thereof (or Conversion Shares issued upon conversion thereof) or Conversion Shares issued upon conversion thereof) to (i) any Company Competitor or (ii) any Person who is known to have engaged in any activist campaigns in the three years prior to the date of any such proposed Transfer by stating an intention to, or actually attempting to (pursuant to proxy solicitation, tender, exchange offer or other similar means), obtain a seat on the board of directors of a company or effecting a significant change within such company, in each case, that was publicly opposed by the board of directors of such company; provided, that the restrictions set forth in this Section 4.2(b) shall not apply to Transfers into the public market pursuant to a bona fide, broadly distributed public offering, in each case made pursuant to the Registration Rights Agreement or through a bona fide sale to the public without registration effectuated pursuant to Rule 144 under the Securities Act or in a “block trade” through one or more investment banks or in connection with a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any change of control transaction involving the Company or any Subsidiary thereof.
(c)    Notwithstanding anything to the contrary contained herein, the restrictions set forth in this Section 4.2 shall not apply to any Transfer of Purchased Notes, shares of Series A Preferred Stock, Common Stock issued upon conversion of the Purchased Notes or the Series A Preferred Stock or other Common Stock in connection with any Permitted Loan (as defined below); provided, however, the Foreclosure Limitations (as defined below) shall be applicable in connection with any foreclosure or exercise of remedies pursuant to a Permitted

Loan. “Permitted Loan” means any total return swap or bona fide loan or other financing arrangement, in each case entered into with a nationally recognized financial institution, including a pledge to such a financial institution to secure a bona fide debt financing and any foreclosure by such financial institution or transfer to such financial institution in lieu of foreclosure and subsequent sale of the securities, as long as such financial institution agrees with the relevant Purchaser Party and the Company that following such foreclosure or in connection with such Transfer it shall not knowingly directly or indirectly Transfer (other than pursuant to Transfers): (i) into the public market pursuant to a bona fide, broadly distributed public offering, in each case made pursuant to a registration statement; (ii) through a bona fide sale into the public market without registration effectuated pursuant to Rule 144 under the Securities Act; or (iii) in connection with a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any change of control transaction involving the Company (or any Subsidiary thereof) such foreclosed or Transferred, as the case may be, Purchased Notes, Common Stock or Series A Preferred Stock to a Company Competitor without the Company’s consent (such agreement by the relevant financial institution, the “Foreclosure Limitations”). The initial lenders to any Permitted Loan entered into by a Purchaser Party or its Affiliates shall be one or more financial institutions reasonably acceptable to the Company and, except as specified above, nothing contained in this Agreement or the Registration Rights Agreement shall prohibit or otherwise restrict the ability of any lender (or its securities’ affiliate) or collateral agent to foreclose upon, or accept a Transfer in lieu of foreclosure, and sell, dispose of or otherwise Transfer the Purchased Notes, the Common Stock, the Series A Preferred Stock and/or shares of Common Stock issued upon conversion of Purchased Notes or Series A Preferred Stock (including shares of Common Stock received upon conversion or redemption of the Purchased Notes or the Series A Preferred Stock following foreclosure or Transfer in lieu of foreclosure on a Permitted Loan) mortgaged, hypothecated and/or pledged to secure the obligations of the borrower following an event of default under a Permitted Loan. Subject to the preceding provisions of this clause (c), in the event that any lender or other creditor under a Permitted Loan transaction (including any agent or trustee on their behalf) or any Affiliate of the foregoing exercises any rights or remedies in respect of the Purchased Notes, the Series A Preferred Stock or the shares of Common Stock issuable or issued upon conversion of the Purchased Notes or the Series A Preferred Stock or any other collateral for any Permitted Loan, no lender, creditor, agent or trustee on their behalf or affiliate of any of the foregoing (other than, for the avoidance of doubt, a Purchaser Party or its Affiliates) shall be entitled to any rights or have any obligations or be subject to any transfer restrictions or limitations hereunder except and to the extent for those expressly provided for in the Indenture or the Registration Rights Agreement.
(d)    In any event, Restricted Securities shall not be Transferred except upon the conditions specified in this Section 4.2, which conditions are intended to ensure compliance with the provisions of the Securities Act. Any attempted Transfer in violation of this Section 4.2 shall be void ab initio.
(e)    At the Closing, the Purchaser shall deliver to the Company a duly executed, valid, accurate and properly completed Internal Revenue Service (“IRS”) Form W-9 certifying that the Purchaser is a U.S. person. The Purchaser agrees that if the information provided on any IRS Form W-9 previously delivered by the Purchaser changes, or if a lapse in time or change in circumstances renders the information on such IRS Form W-9 obsolete, expired or inaccurate in any material respect, the Purchaser shall promptly inform the Company and deliver promptly an updated IRS Form W-9. The Company and its agents shall be entitled to deduct and withhold from amounts otherwise payable on or with respect to the Purchased Notes, the Series A Preferred Stock or Conversion Shares, such amounts as are required to be deducted and withheld under applicable Tax law; provided, however, that prior to the withholding of any amounts payable on or with respect to the Purchased Notes, the Series A Preferred Stock or the Conversion Shares, the Company shall undertake reasonable efforts to give the Purchaser reasonable advance notice of any anticipated withholding (and the basis for such withholding) and the opportunity to provide such forms, certificates, or other documentation to establish any entitlement to a reduction of or exemption from such withholding. To the extent that amounts are so deducted and withheld and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated as having been paid to the person in respect of which such deduction and withholding was made.
Section 4.3    Restrictive Legends.
(a)    The Purchased Notes shall bear the legends set forth in the Indenture, and each certificate representing shares of Series A Preferred Stock or Conversion Shares (unless otherwise permitted by the provisions of Section 4.2(b) or Section 4.3(d)) shall be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):
“THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”
(b)    In addition, for so long as the shares of Series A Preferred Stock or Conversion Shares are subject to the restrictions set forth in Section 4.2, each certificate representing the Purchased Notes, shares of Series A Preferred Stock or Conversion Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SECURITIES PURCHASE AGREEMENT. THE COMPANY WILL GIVE TO THE HOLDER OF THIS CERTIFICATE A COPY OF SUCH SECURITIES PURCHASE AGREEMENT, AS IN EFFECT ON THE DATE OF THE GIVING OF SUCH COPY, WITHOUT CHARGE, PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.”
(c)    The Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Purchased Notes, Series A Preferred Shares or the Conversion Shares in order to implement the restrictions on transfer set forth in this Section 4.3.
(d)    Prior to any proposed Transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed Transfer, a Purchaser shall give written notice to the Company of such Purchaser’s intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and shall be accompanied by either (i) an opinion of legal counsel reasonably satisfactory to the Company to the effect that the proposed Transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) any other evidence reasonably satisfactory to counsel to the Company, whereupon such Purchaser shall be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by such Purchaser to the Company. Notwithstanding the foregoing (1) in the event a

Purchaser shall give the Company a representation letter containing such representations as the Company shall reasonably request, the Company will not require such legal opinion or such other evidence (A) in a routine sales transaction in compliance with Rule 144 under the Securities Act, (B) in any transaction in which a Purchaser that is a corporation distributes Restricted Securities solely to its majority owned subsidiaries or Affiliates for no consideration or (C) in any transaction in which a Purchaser that is a partnership or limited liability company distributes Restricted Securities solely to its Affiliates (including affiliated fund partnerships), or partners or members of the Purchaser or its Affiliates for no consideration and (2) the requirements of the preceding sentence shall not apply to (x) any pledge of Purchased Notes, Series A Preferred Stock, Conversion Shares or Common Stock pursuant to a Permitted Loan, or (y) any foreclosure upon, or acceptance of a Transfer in lieu of foreclosure, or any sale, disposition of or other Transfer of Purchased Notes, Common Stock, the Series A Preferred Stock and/or shares of Common Stock issued upon conversion of Purchased Notes or Series A Preferred Stock (including shares of Common Stock received upon conversion or redemption of the Purchased Notes or the Series A Preferred Stock following foreclosure or Transfer in lieu of foreclosure on a Permitted Loan) by any lender (or its securities’ affiliate) or collateral agent under a Permitted Loan (which shall instead be governed by the terms of any applicable Issuer Agreements). Each certificate evidencing the Restricted Securities transferred shall bear the appropriate restrictive legend set forth in this Section 4.3, except that such certificate shall not bear the first such restrictive legend if such legend is not required in order to establish compliance with any provisions of the Securities Act. Upon the request of a Purchaser of a certificate bearing the first such restrictive legend and, if necessary, the appropriate evidence as required by clause (i) or (ii) above, the Company shall promptly remove the first such restrictive legend from such certificate and from the certificate to be issued to the applicable transferee if such legend is not required in order to establish compliance with any provisions of the Securities Act and a Purchaser promptly Transfers the Purchased Notes, shares of Series A Preferred Stock or Conversion Shares. If a Purchaser holds a certificate bearing the second restrictive legend, the Company shall promptly remove such restrictive legend from such certificate when the provisions of Section 4.2 are no longer applicable to the applicable Purchased Notes, shares of Series A Preferred Stock or Conversion Shares.
Section 4.4    Standstill. Except as otherwise provided in this Agreement or the Certificate of Designations, until the later of (a) one (1) year after the Closing and (b) the date the Purchaser is no longer entitled, or waives its right, to designate one director to the Board of Directors pursuant to Section 4.1, without the prior written consent of the Company, the Purchaser will not at any time, nor will it cause any of its Affiliates to: (i) effect or seek, offer or publicly propose to effect, or publicly announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition or series of acquisitions of any equity securities (or beneficial ownership thereof) or rights or options to acquire any equity securities (or beneficial ownership thereof), or any securities convertible into or exchangeable for any such equity securities (or beneficial ownership thereof) of the Company, such that, after giving effect to such acquisition(s), Purchaser and its Affiliates would increase their beneficial ownership of Common Stock by more than five percent (5%) in the aggregate within any twelve month period; provided, this clause (A) shall not restrict (I) the conversion of the Purchased Notes or the shares of Series A Preferred Stock (or any dividends received thereunder) or the receipt of dividends upon shares of Series A Preferred Stock or (II) any exercise of the Purchaser’s rights to acquire New Securities pursuant to Article VI or (B) any tender or exchange offer, merger or other business combination involving the Company or its Subsidiaries or assets of the Company or its Subsidiaries constituting a significant portion of the consolidated assets of the Company and its Subsidiaries; (ii) make, participate in or encourage any “solicitation” (as such term is used in the proxy rules of SEC) of proxies or consents with respect to the election or removal of directors or any other matter or proposal; (iii) become a “participant” (as such term is used in the proxy rules of the SEC) in any such solicitation of proxies or consents; (iv) seek to advise, encourage or influence any Person with respect to the voting or disposition of any of the securities of the Company; (v) initiate, encourage or participate, directly or indirectly, in any “vote no,” “withhold” or similar campaign; (vi) otherwise act to seek representation on or to control or influence the management or policies of the Company or to obtain representation on the Board of Directors of the Company (beyond their right to do so based on their representation on the Board of Directors pursuant to Section 4.1); (vii) publicly submit any shareholder proposal to the Company; or (viii) publicly propose any change of control or other material transaction involving the Company. Nothing in this Section 4.4 shall (v) restrict or prohibit a Series A Director or Purchaser Nominee, as applicable, from taking any action, or refraining from taking any action, which he or she determines, in his or her reasonable discretion, is necessary or appropriate in light of his or her fiduciary duties as a member of the Board of Directors, (w) restrict or prohibit the making or submission to the Company and/or the Board of Directors any proposal by the Purchaser Parties that would not reasonably be expected to result in the Company being obligated to publicly disclose such proposal, (x) restrict or prohibit participation in rights offerings made by the Company to all holders of Common Stock or Series A Preferred Stock, (y) restrict or prohibit the Purchaser’s acquisition, disposition, sale or Transfer of the Common Stock or Purchased Notes (or shares of Series A Preferred Stock issued upon exchange thereof (or Conversion Shares issued upon conversion thereof)) (including the accretion of dividends thereon and any dividends payable in any other security), in each case, in accordance with the terms of this Agreement and the Certificate of Designations or (z) limit or restrict any Transfer pursuant to a Permitted Loan or any foreclosure thereunder or Transfer in lieu of a foreclosure thereunder.

Section 4.5    Confidentiality.
(a)    The Purchaser shall keep all Confidential Information confidential and shall not, without the Company’s prior written consent, disclose any Confidential Information in any manner whatsoever, in whole or in part, and the Purchaser shall not use any Confidential Information other than in connection with the performance of its obligations hereunder or for purposes of monitoring, administering or managing the Purchaser Parties’ investment in the Company. The Purchaser may disclose the Confidential Information (i) to such of its Representatives who are reasonably believed to need such Confidential Information for these purpose, who are informed by the Purchaser of the confidential nature of the Confidential Information and directed to keep such Confidential Information confidential, (ii) to any prospective purchaser of Purchased Notes (and shares of Series A Preferred Stock and Conversion Shares) from such Purchaser Party or prospective financing sources in connection with effecting any Permitted Loan (including any syndication and marketing thereof), as long as such prospective purchaser or lender agrees to be bound by a customary confidentiality or non-disclosure agreement, with terms substantially similar, or more restrictive, to the terms contained in this Agreement (with the Company as an express third party beneficiary of such agreement), (iii) as may be reasonably necessary in connection with such Purchaser Party’s enforcement of its rights in connection with this Agreement or its investment in the Company or (iv) to its limited partners and co-investors subject to customary confidentiality obligations. The Purchaser shall be responsible for any non-compliance with this Section 4.5 by its Representatives or any such prospective purchaser.
(b)    In the event that the Purchaser or any of its Representatives is required or requested by applicable law (including oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any of the Confidential Information, the Purchaser shall provide the Company with prompt notice (unless such notification is prohibited by applicable law and other than in connection with a routine audit or examination by, or a blanket document request from, a regulatory or governmental entity that does not reference the Company or this Agreement) so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 4.5. In the event that (i) such a protective order or other remedy is not obtained and (ii) no such notice is required to be provided to the Company or the Company waives compliance with the provisions of this Section 4.5, the Purchaser may disclose such Confidential Information without liability hereunder. The Confidentiality Agreement, dated January 27, 2022, by and between the Company and Blackstone Tactical Opportunities Advisors L.L.C. (the “Confidentiality Agreement”) shall terminate simultaneously with the Closing.
Section 4.6    Certain Information.
(a)    For so long as the Purchaser Parties collectively hold record and beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than five percent (5%) of the outstanding shares of the Common Stock (which shall be determined assuming the conversion of all of the Purchased Notes and shares of Series A Preferred Stock) (but treating any Purchased Notes that have been repaid or otherwise defeased or any shares of Series A Preferred Stock that have been redeemed as still outstanding unless more than 95% of the shares of Series A Preferred Stock have been repaid, defeased or redeemed, as applicable), the Company shall deliver to the Purchaser Parties reasonable access, to the extent reasonably requested by the Purchaser Parties, to the Company and its Subsidiaries’ office properties, books and records, and to discuss their affairs, finances and matters related to capital structure and financing with its and their officers, all upon reasonable notice and at reasonable times at the Company’s principal place of business; provided that any access pursuant to this Section 4.6 shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries.
(b)    For so long as the Purchaser has the right, pursuant to Section 4.1(b), to nominate the Purchaser Nominee for election to the Board of Directors, the Company shall deliver to the Series A Director copies of all material, substantive materials provided to the Board of Directors at substantially the same time as provided to the directors of the Company.
(c)    For so long as the Purchaser Parties hold any Purchased Notes or shares of Series A Preferred Stock, the Company shall use commercially reasonable efforts to provide as promptly as reasonably practicable such information regarding the Company and its Subsidiaries as the Purchaser Parties may reasonably request to the extent necessary to determine, comply with or satisfy U.S. federal (and applicable state and local) income tax or other applicable regulatory requirements and shall use commercially reasonable efforts to provide as promptly as reasonably practicable any other information reasonably requested by the Purchaser Parties for tax purposes that is reasonably relevant to the Purchaser Parties and in the possession of the Company or its Subsidiaries. The Purchaser Parties shall pay or cause to be paid the Company’s reasonable out of pocket expenses in connection with the provision of information under this Section 4.6(c).
(d)    If the Company is no longer required to file periodic reports under Section 12 of the Exchange Act or if any Purchaser Party seeks to qualify as a “venture capital operating company”, for so long as the Purchaser Parties collectively hold record and beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of more than five percent (5%) of the outstanding shares of the Common Stock (which shall be determined assuming the conversion of all of the Purchased Notes and shares of Series A Preferred Stock) (but treating any Purchased Notes that have been repaid or otherwise defeased or any shares of Series A Preferred Stock that have been redeemed as still outstanding unless more than 95% of the shares of Series A Preferred Stock have been repaid, defeased or redeemed, as applicable), the Company shall deliver to the Purchaser Parties:

(i)    within 90 days after the end of each fiscal year of the Company, (A) an audited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, (B) an audited, consolidated income statement of the Company and its Subsidiaries for such fiscal year and (C) an audited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal year;
(ii)    within 45 days after the end of each of the first three quarters of each fiscal year of the Company, (A) an unaudited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, (B) an unaudited, consolidated income statement of the Company and its Subsidiaries for such fiscal quarter and (C) an unaudited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal quarter;
provided, financial statements and other reports required to be delivered pursuant to this Section 4.6(d) filed by the Company with the SEC and available on EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR) shall be deemed to have been delivered to the Purchaser Parties on the date on which the Company posts such documents to EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR).

(e)    Notwithstanding anything to the contrary contained in this Section 4.6, the Company shall not be required to furnish information, board materials or reports or provide access to their books and records pursuant to this Section 4.6 if the Company determines in good faith that declining to furnish such information or reports or provide such access is reasonably necessary to preserve the attorney-client privilege or to protect confidential or proprietary information.
(f)    Notwithstanding anything to the contrary contained in this Agreement, the rights of the Purchaser Parties under this Section 4.6 may be assigned by the Purchaser Parties to any transferee of Purchased Notes or shares of Series A Preferred of at least five percent (5%) of the outstanding shares of the Common Stock (which shall be determined assuming the conversion of all of the Purchased Notes and shares of Series A Preferred Stock) and upon such assignment, such transferee shall also be considered a Purchaser Party for purposes of this Section 4.6 to the extent of such assignment so long as such transferee agrees to be bound by a customary confidentiality or non-disclosure agreement with terms substantially similar to the terms contained in Section 4.5.
Section 4.7    Antitakeover Provisions; Other Actions.
(a)    Antitakeover Provisions. The Company and the Board of Directors shall (i) take all actions necessary so that no Antitakeover Provision becomes applicable to this Agreement or the Purchaser’s acquisition, or the Company’s issuance, of the Purchased Notes, the shares of Series A Preferred Stock and the Conversion Shares in accordance with this Agreement and the Certificate of Designations, and (ii) if any such Antitakeover Provision becomes applicable thereto to any extent or in any regard, to take all actions necessary so that such transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement, the Indenture, the Registration Rights Agreement and the Certificate of Designations, and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize, to the greatest extent possible, the effects of any such Antitakeover Provision thereupon or upon the transactions contemplated thereby.
(b)    Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require or obligate the Sponsor and its respective Affiliates and any investment funds or investment vehicles affiliated with, or managed or advised by, the Sponsor or any portfolio company (as such term is commonly understood in the private equity industry) or investment of the Sponsor or of any such investment fund or investment vehicle to propose, negotiation, commit to, and/or effect, by consent decree, holder separate order, or otherwise, the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise) of such assets, properties, or businesses of the Sponsor or any of its respective Affiliates, Subsidiaries, investment funds, or portfolio companies, in order to avoid the entry of any decree, judgment, injunction (permanent or preliminary), or any other order that would make the transactions contemplated by this Agreement unlawful or would otherwise materially delay or prevent the consummation of the transactions contemplated hereby.
Section 4.8    Tax Matters.
(a)    USRPHC Status. At the Purchaser’s written request from time to time while the Purchaser owns an equity interest in the Company, the Company shall use commercially reasonable efforts to determine promptly whether it is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (a “USRPHC”) and shall, within a reasonable period after receipt of such request, notify the Purchaser in writing of its determination of its status as a USRPHC (and if in connection with a transfer of an interest in the Company, shall promptly provide to the Purchaser a statement in accordance with Treasury Regulations Section 1.897-2(h)(1) where it determines the interest being sold is not a United States real property interest within the meaning of Section 897 of the Code), except (for the avoidance of doubt) where the Company reasonably determines that the interest being sold is a United States real property interest within the meaning of Section 897 of the Code.
(b)    Tax Treatment. The Company and the Purchaser acknowledge and agree for U.S. federal and applicable state income tax purposes (i) to treat the Purchased Notes as indebtedness of the Company, (ii) not to treat the Purchased Notes as “contingent payment debt instruments” within the meaning of U.S. Treasury Regulation section 1.1275-4 and (iii) not to treat any shares of Series A Preferred Stock issued upon conversion of the Purchased Notes as “preferred stock” for purposes of Section 305 of the Code (collectively, the “Tax Treatment”). Neither the Company nor the Purchaser shall take an inconsistent position with respect to the Tax Treatment of the Purchased Notes or the shares of Series A Preferred Stock issued upon conversion of the Purchased Notes for U.S. federal or applicable state income tax or withholding tax purposes, unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code. For the avoidance of doubt, in no event shall the Company be liable to the Purchaser or any other party for damages arising from any such “determination.”
Section 4.9    NYSE Listing. To the extent the Company has not done so prior to the execution of this Agreement, the Company shall apply to cause the Conversion Shares to be approved for listing prior to Closing on the NYSE, subject to official notice of issuance. The Company shall use its reasonable best efforts to maintain the listing of all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of the Conversion Shares. In accordance with the Indenture and the Certificate of Designations, the Company shall cause a number of shares of Common Stock equal to the total number of Conversion Shares to be authorized, reserved and kept available at all times, free and clear of preemptive rights and all liens, to allow for full conversion of the Purchased Notes and the Series A Preferred Stock in accordance with the terms thereof. From time to time following the Closing Date, the Company shall cause the number of shares of Common Stock issuable upon conversion of the then outstanding Purchased Notes and shares of Series A Preferred Stock to be approved for listing on the NYSE. The Company shall pay all fees and expenses in connection with satisfying the obligations under this Section 4.9.

Section 4.10    State Securities Laws. The Company shall use its reasonable best efforts to (a) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of Purchased Notes, Common Stock and/or Series A Preferred Stock and (b) cause such authorization, approval, permit or qualification to be effective as of the Closing and as of any conversion of Purchased Notes or Series A Preferred Stock.
Section 4.11    Rule 16b-3 Matters. If the Company becomes a party to a consolidation, merger, similar transaction or otherwise, or if there is any event or circumstance that may result in the Purchaser and each Permitted Transferee of the Purchaser to whom Purchased Notes, shares of Series A Preferred Stock or Common Stock issued upon conversion of Purchased Notes or shares of Series A Preferred Stock are transferred pursuant to Section 4.2 (the “Purchaser Parties”), their respective Affiliates and/or the Series A Director being deemed to have made a disposition or acquisition of equity securities of the Company or derivatives thereof, including the Purchased Notes, the Series A Preferred Stock or Common Stock issued or issuable upon conversion of the Purchased Notes or shares of Series A Preferred Stock for purposes of Section 16 of the Exchange Act (including any purchases of shares of Common Stock or other securities by the Purchaser or its affiliates in one or more private placements or otherwise), and if the Series A Director is serving on the Board at such time or has served on the Board during the preceding six (6) months, (i) the Board, or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act, will pre-approve such acquisition or disposition of the equity securities of the Company or derivative thereof (including the Purchased Notes, the Series A Preferred Stock or Common Stock issued or issuable upon conversion of the Purchased Notes or of shares of the Series A Preferred Stock, if applicable) for the express purpose of exempting the Purchaser Parties’, their respective Affiliates’ and the Series A Director’s interests (for the Purchaser Parties and/or their respective Affiliates, to the extent such persons may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and the Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by the Purchaser Parties, their respective Affiliates, and/or the Series A Director of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of the Purchaser Parties or their respective Affiliates will serve on the board of directors (or its equivalent) of such other issuer, the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the Purchaser Parties’, their respective Affiliates’ and the Series A Director (for the Purchaser Parties and/or their respective Affiliates, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.
Section 4.12    Sponsor.
(a)    Notwithstanding anything to the contrary set forth in this Agreement, none of the terms or provisions of this Agreement (including, for the avoidance of doubt, Section 4.2) shall in any way limit the activities of Blackstone Inc. (the “Sponsor”) or any of its Affiliates (collectively, the “Sponsor Group”), other than the Purchaser Parties, in their businesses distinct from the Tactical Opportunities business of Sponsor (the “Excluded Sponsor Parties”), so long as (i) no such Excluded Sponsor Party or any of its Representatives is acting on behalf of or at the direction of any Purchaser Party with respect to any matter that otherwise would violate any term or provision of this Agreement and (ii) no Confidential Information is made directly available to any Excluded Sponsor Party or any of its Representatives who are not involved in the Tactical Opportunities business of Sponsor by or on behalf of any Purchaser Party or any of their Representatives, except with respect to any such Representative who is (A)

compliance personnel for compliance purposes or for investment (or similar) committee purposes and (B) non-compliance personnel of Sponsor who are directors or officers of, or function in a similar oversight role at, such Affiliate as long as Confidential Information is not otherwise disclosed to such Affiliate.
(b)    The Purchaser Parties and the Company hereby agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, that, to the maximum extent permitted by law, when the Purchaser Parties take any action under this Agreement to give or withhold their consent, the Purchaser Parties shall have no duty (fiduciary or other) to consider the interests of the Company or the other stockholders of the Company and may act exclusively in their own interest; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement. For the avoidance of doubt, the foregoing sentence shall not limit or otherwise affect the fiduciary duties of the Series A Director.
(c)    The Purchaser Parties and the Company hereby agree and acknowledge that, subject to applicable law, the Series A Director may share Confidential Information with the Purchaser Parties.
Section 4.13    Use of Proceeds The Company shall use the proceeds from the issuance and sale of the Purchased Notes for general corporate purposes.
Section 4.14    Corporate Actions The Company shall not adopt any stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan that prohibits the Purchaser Parties from taking any of the actions permitted by this Agreement under Section 4.2 or the Certificate of Designations.
Section 4.15    Corporate Opportunities. In recognition and anticipation that (1) certain directors, principals, officers, employees and/or other representatives of the Purchaser Parties and their Affiliates may serve as directors, officers or agents of the Company, (2) the Purchaser Parties and their Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage or proposes to engage, and (3) members of the Board who are not employees of the Company or its subsidiaries (the “Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage or proposes to engage, the provisions of this Section 4.15 are set forth to regulate and define the conduct of certain affairs of the Company with respect to certain classes or categories of business opportunities as they may involve the Purchaser Parties, the Non-Employee Directors or their respective Affiliates, as applicable, and the powers, rights, duties and liabilities of the Company and its directors, officers and stockholders in connection therewith. None of (1) the Purchaser Parties or any of their Affiliates, or (2) any Non-Employee Director or his or her Affiliates (the Persons identified in (1) and (2) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from, directly or indirectly, (A) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (B) otherwise competing with the Company or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Company or any of its Affiliates. Subject to the following sentence, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and the Company or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Company or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any fiduciary duty as a stockholder, director or officer of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person or does not communicate information regarding such corporate opportunity to the Company. Notwithstanding the foregoing, the Company does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Company) if such opportunity is offered to such person solely in his or her capacity as a director or officer of the Company, and this section shall not apply to any such corporate opportunity. In addition to and notwithstanding the foregoing provisions of this Agreement or anything to the contrary in the Certificate of Designations, to the fullest extent permitted by law, a potential corporate opportunity shall not be deemed to be a corporate opportunity for the Company if it is a business opportunity that (1) the Company is neither financially or legally able, nor contractually permitted to undertake, (2) from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company, or (3) is one in which the Company has no interest or reasonable expectancy.
Section 4.16    Financing Cooperation. If requested by the Purchaser Parties, the Company will provide the following cooperation in connection with the Purchaser Parties obtaining any Permitted Loan following the Closing: (i) entering into an issuer agreement (an “Issuer Agreement”) with each lender in customary form in connection with such transactions (which agreement may include, without limitation, agreements and obligations of the Company relating to procedures and specified time periods for effecting Transfers and/or conversions upon foreclosure, agreements to not hinder or delay exercises of remedies on foreclosure, acknowledgments regarding corporate policy, if applicable, certain acknowledgments regarding securities law status of the pledge arrangements and a specified list of Company Competitors) and subject to the consent of the Company (which will not be unreasonably withheld or delayed), with such changes thereto as are requested by such lender and customary for similar financings, (ii) using commercially reasonable efforts to (A) remove any restrictive legends on certificates representing pledged Purchased Notes, Series A Preferred Stock, Conversion Shares or Common Stock, and depositing such pledged Purchased Notes, Series A Preferred Stock, Conversion Shares or Common Stock in book entry form on the books of The Depository Trust Company, when eligible to do so and providing any necessary indemnities to the transfer agent in connection therewith (for the avoidance of doubt, shares of Common Stock will not be considered so eligible prior to the date the lender has a valid six-month “holding period” (as defined in Rule 144) in such shares of Common Stock) or (B) without limiting the generality of clause (A), if such Purchased Notes or Series A Preferred Stock is eligible for resale under Rule 144A, depositing such pledged Purchased Notes or Series A Preferred Stock in book entry form on the books of The Depository Trust Company or other depository with customary Rule 144A restrictive legends in lieu of the legends specified in Section 4.3 above, (iii) if so requested by such lender or counterparty, as applicable, (A) re-issuing the pledged Purchased Notes or Series A Preferred Stock, Conversion Shares or Common Stock in certificated form in the name of a Purchaser Party or its Affiliates and/or (B) re-registering the pledged Purchased Notes or Series A Preferred Stock, Conversion Shares or Common Stock in certificated form or in book-entry form, as so requested, in the name of the relevant lender, counterparty, custodian or similar party to a Permitted Loan, with respect to Permitted Loans solely as securities intermediary and only to the extent a Purchaser Party or its Affiliates continues to beneficially own such pledged

Purchased Notes, Series A Preferred Stock, Conversion Shares or Common Stock, (iv) entering into customary triparty agreements with each lender and the Purchaser Parties relating to the delivery of the Purchased Notes, Series A Preferred Stock, Conversion Shares or Common Stock to the relevant lender for crediting to the relevant collateral accounts upon funding of the loan and payment of the purchase price including a right for such lender as a third party beneficiary of the Company’s obligations hereunder to issue the Purchased Notes, Series A Preferred Stock, Conversion Shares or Common Stock upon payment of the purchase price therefor in accordance with the terms of this Agreement and (v) such other cooperation and assistance as the Purchaser Parties may reasonably request (which cooperation and assistance, for the avoidance of doubt, shall not include any requirements that the Company deliver information, compliance certificates or any other materials typically provided by borrowers to lenders) that will not unreasonably disrupt the operation of the Company’s business, in the cases of clauses (ii) and (iii), subject to receipt of customary legal opinions and certificates and the satisfaction of any relevant requirements of the Company’s transfer agent. Notwithstanding anything to the contrary in the preceding sentence, the Company’s obligation to deliver an Issuer Agreement is conditioned on (A) the relevant Purchaser Party certifying to the Company in writing that (x) the loan agreement with respect to which the Issuer Agreement is being delivered constitutes a Permitted Loan being entered into in accordance with this Agreement, such Purchaser Party has pledged Purchased Notes, Common Stock or the Series A Preferred Stock and/or the underlying shares of Common Stock as collateral to the lenders under such Permitted Loan and that the execution of such Permitted Loan and the terms thereof do not violate the terms of this Agreement, (y) to the extent applicable, whether the registration rights under the Registration Rights Agreement are being assigned to the lenders under that Permitted Loan and (z) such Purchaser Party acknowledges and agrees that the Company will be relying on such certificate when entering into the Issuer Agreement and any inaccuracy in such certificate will be deemed a breach of this Agreement and (B) the Issuer Agreement containing customary representations, warranties and covenants for the benefit of the Company from the relevant Purchaser Party and the lender reasonably satisfactory to the Company (including, for the avoidance of doubt, an undertaking of the lender to sell any pledged Purchased Notes, Series A Preferred Stock and/or Common Stock in compliance with the Foreclosure Limitations). The Purchaser Parties acknowledge and agree that the statements and agreements of the Company in an Issuer Agreement are solely for the benefit of the applicable lenders party thereto and that in any dispute between the Company and the Purchaser Parties under this Agreement the Purchaser Parties shall not be entitled to use the statements and agreements of the Company in an Issuer Agreement against the Company.
Section 4.17    Voting Agreement. Except as otherwise provided by the Company’s governing documents or applicable Texas law, for so long as the Purchaser has the right to designate or nominate a director to the Board of Directors pursuant to Section 4.1, at each meeting of the stockholders of the Company and at every postponement or adjournment thereof, the Purchaser shall take such action as may be required so that all of the shares of Series A Preferred Stock and Common Stock owned, directly or indirectly, of record or beneficially, by the Purchaser and entitled to vote at such meeting of stockholders are voted (a) in favor of any Company “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board of Directors or the Compensation Committee of the Board of Directors (or any successor committee, however denominated), (b) in favor of any Company proposal for ratification of the appointment of the Company’s independent registered public accounting firm, and (c) any other Company proposal in respect of approval or ratification of a plan, as defined in paragraph (a)(6)(ii) of Item 402 of Regulation S-K, intended to replace or succeed the 2014 Stock Plan that is substantially similar (as to the number of shares authorized and the other terms thereof) to the 2014 Stock Plan, but the Purchaser shall not be under any obligation to vote in the same manner as recommended by the Board of Directors or in any other manner, other than in its sole discretion, with respect to any other matter.  In furtherance of the foregoing, for so long as the Purchaser has the right to designate or nominate a director to the Board of Directors pursuant to Section 4.1, the Purchaser shall take such action as may be required so that the Purchaser is present, in person or by proxy, at each meeting of the stockholders of the Company and at every postponement or adjournment thereof so that all of the shares of Series A Preferred Stock and Common Stock owned, directly or indirectly, of record or beneficially, by the Purchaser and entitled to vote at such meeting of stockholders may be counted for the purposes of determining the presence of a quorum and voted in accordance with the terms and conditions of this Section 4.17.
ARTICLE V

CONDITIONS TO THE PARTIES’ OBLIGATIONS
Section 5.1    Conditions of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable law) by the Purchaser, on or prior to the Closing Date, of each of the following conditions precedent:
(a)    Representations and Warranties. (i) Each of the representations and warranties of the Company contained in Article II of this Agreement (other than Section 2.1 (Organization and Power), 2.2(a) (Authorization), 2.4(a) and (b) (Authorized and Outstanding Stock), 2.6 (Private Placement), 2.18 (NYSE), 2.19 (No Brokers or Finders), 2.22(ii) (Absence of Certain Changes) and 2.23 (No Rights Agreement; Anti-Takeover Provisions) of this Agreement) shall be true and correct as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct, without giving effect to any qualification or limitation as to “materiality,” “material adverse effect” or similar qualifier set forth therein, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) each of the representations and warranties of the Company contained in Section 2.1 (Organization and Power), 2.2(a) (Authorization), 2.4(a) and (b) (Authorized and Outstanding Stock), 2.6 (Private Placement), 2.18 (NYSE), 2.19 (No Brokers or Finders) and 2.23 (No Rights Agreement; Anti-Takeover Provisions) of this Agreement shall be true and correct in all material respects on the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time) and (iii) the representations and warranties of the Company contained in 2.22(ii) (Absence of Certain Changes) of this Agreement shall be true and correct on and as of the Closing Date.
(b)    Covenants. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.
(c)    Indenture. The Company and the Trustee shall have executed the Indenture on the Closing Date and delivered the Indenture to the Purchaser.
(d)    Purchased Notes. The Company shall have delivered to the Trustee, as custodian, the Purchased Notes registered in the name of The Depository Trust Company (or a nominee thereof) and such Purchased Notes shall be eligible for book-entry settlement within The Depository Trust Company;
(e)    VCOC Letter Agreement. The Purchaser (or at Purchaser’s election, any Purchaser Party) shall have received a duly executed VCOC Letter Agreement, in the form of Exhibit E hereto.

(f)    Officer’s Certificate. The Purchaser shall have received a certificate signed on behalf of the Company by a duly authorized officer certifying to the effect that the conditions set forth in Section 5.1(a) and (b) have been satisfied.
(g)    No Order. There shall be no injunction, order or decree of any nature of any Governmental Entity in effect that restrains, prohibits or makes illegal the consummation of the transactions contemplated hereby.
(h)    Acquisition Agreement. The conditions set forth in Article VIII of the Acquisition Agreement shall have been satisfied or waived, and the Acquisition shall have been consummated or shall be consummated substantially simultaneously with the Closing on the terms and conditions contemplated by the Acquisition Agreement.
(i)    Debt Financing. The financing contemplated by the Debt Commitment Letter and Fee Letter shall have been consummated or shall be consummated substantially simultaneously with the Closing on the terms set forth therein.
Section 5.2    Conditions of the Company. The obligations of the Company to consummate the transactions contemplated hereby are subject to the satisfaction or written waiver (to the extent any such waiver is permitted by applicable law) by the Purchaser, on or prior to the Closing Date, of each of the following conditions precedent:
(a)    Representations and Warranties; Performance. (i) Each of the representations and warranties of the Purchaser contained in Article III of this Agreement shall be true and correct on and as of the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct as of such date or time), except where the failure of such representations and warranties to be so true and correct, without giving effect to any qualification or limitation as to “materiality,” “Material Adverse Effect” or similar qualifier set forth therein, has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Purchaser’s ability to consummate the transactions contemplated by this Agreement.
(b)    Covenants. The Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing.
(c)    Consideration for the Securities. The Purchaser shall have paid the purchase price of the Purchased Notes to be purchased by such Purchaser in full at the Closing by wire transfer of immediately available funds to an account designated in writing by the Company.
(d)    Officer’s Certificate. The Company shall have received a certificate signed on behalf of the Purchaser by a duly authorized officer certifying to the effect that the conditions set forth in Section 5.2(a) and (b) have been satisfied.
(e)    No Order. There shall be no injunction, order or decree of any nature of any Governmental Entity in effect that restrains, prohibits or makes illegal the consummation of the transactions contemplated hereby.

ARTICLE VI

PREEMPTIVE RIGHTS
Section 6.1    Generally. So long as the Purchaser owns beneficially and of record at least 25% of the Purchased Notes (or shares of Series A Preferred Stock issued upon exchange thereof (or Conversion Shares issued upon conversion thereof) or Conversion Shares issued upon conversion thereof) issued on the Closing (but treating any Purchased Notes that have been repaid or otherwise defeased or any shares of Series A Preferred Stock that have been redeemed as still outstanding unless more than 75% of the Purchased Notes or shares of Series A Preferred Stock have been repaid, defeased or redeemed, as applicable), if the Company makes any public or non-public offering of any capital stock of, other equity or voting interests in, or equity-linked securities of, the Company or any securities that are convertible or exchangeable into (or exercisable for) capital stock of, other equity or voting interests in, or equity-linked securities of, the Company (collectively “Preemptive Securities”), including, for the purposes of this Article VI, warrants, options or other such rights (any such security, a “New Security”) (other than (1) issuances of any securities to directors, officers, employees, consultants or other agents of the Company, (2) issuances of any securities pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock ownership plan or similar benefit plan, program or agreement, (3) issuances made as consideration for any acquisition (by sale, merger in which the Company is the surviving corporation, or otherwise) by the Company of equity in, or assets of, another Person, business unit, division or business, (4) issuances of any securities issued as a result of a stock split, stock dividend, spin-off, reclassification or reorganization or similar event, (5) securities issued pursuant to the conversion, exercise or exchange of Purchased Notes or Series A Preferred Stock issued to the Purchaser and (6) shares of a Subsidiary of the Company issued to the Company or a wholly owned Subsidiary of the Company), the Purchaser shall be afforded the opportunity to acquire from the Company its Preemptive Rights Portion of such New Securities for the same price and on the same terms as that offered to the other purchasers of such New Securities; provided, that the Purchaser shall not be entitled to acquire any New Securities pursuant to this Article VI to the extent the issuance of such New Securities to the Purchaser would require approval of the stockholders of the Company as a result of the Purchaser status, if applicable, as an Affiliate of the Company or pursuant to the rules and listing standards of the NYSE until the Company obtains such approval, and the Company shall use reasonable best efforts to obtain such approval as promptly as practicable.
Section 6.2    Calculation of Preemptive Rights Portion. Subject to the foregoing proviso in Section 6.1, the amount of New Securities that each Purchaser shall be entitled to purchase in the aggregate shall be determined by multiplying (1) the total number of such offered shares of New Securities by (2) a fraction, the numerator of which is the number of shares of Series A Preferred Stock and/or shares of Common Stock (in the aggregate and on an as converted basis) held by the Purchaser, as of such date, and the denominator of which is the aggregate number of shares of Common Stock (on an as converted basis) outstanding as of such date (the “Preemptive Rights Portion”).
Section 6.3    Preemptive Rights Notices and Procedures. If the Company proposes to offer New Securities, it shall give the Purchaser written notice of its intention, describing the anticipated price (or range of anticipated prices), anticipated amount of New Securities and other material terms and timing upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering) at least seven (7) Business Days prior to such issuance (or, in the case of a registered public offering, at least seven (7) Business Days prior to the commencement of such registered public offering) (provided that, to the extent the terms of such offering cannot reasonably be provided seven (7)

Business Days prior to such issuance, notice of such terms may be given as promptly as reasonably practicable but in any event prior to such issuance). The Company may provide such notice to the Purchaser on a confidential basis prior to public disclosure of such offering. Other than in the case of a registered public offering, the Purchaser may notify the Company in writing at any time on or prior to the second (2nd) Business Day immediately preceding the date of such issuance (or, if notice of all such terms has not been given prior to the second (2nd) Business Day immediately preceding the date of such issuance, at any time prior to such issuance) whether the Purchaser will exercise such preemptive rights and as to the amount of New Securities the Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 6.2. In the case of a registered public offering, the Purchaser shall notify the Company in writing at any time prior to the second (2nd) Business Day immediately preceding the date of commencement of such registered public offering (or, if notice of all such terms has not been given prior to the second (2nd) Business Day immediately preceding the date of commencement of such registered public offering, at any time prior to the date of commencement of such registered public offering) whether the Purchaser will exercise such preemptive rights and as to the amount of New Securities the Purchaser desires to purchase, up to the maximum amount calculated pursuant to Section 6.2. Such notice to the Company shall constitute a binding commitment by the Purchaser to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. Subject to receipt of the requisite notice of such issuance by the Company, the failure of a Purchaser to respond prior to the time a response is required pursuant to this Section 6.3 shall be deemed to be a waiver of the Purchaser’s purchase rights under this Article VI only with respect to the offering described in the applicable notice.
Section 6.4    Purchase of New Securities. The Purchaser shall purchase the New Securities that it has elected to purchase under this Article VI concurrently with the related issuance of such New Securities by the Company (subject to the receipt of any required approvals); provided, that if such related issuance is prior to the twentieth (20th) Business Day following the date on which the Purchaser has notified the Company that it has elected to purchase New Securities pursuant to this Article VI, then the Purchaser shall purchase such New Securities within twenty (20) Business Days following the date of the related issuance. If the proposed issuance by the Company of securities which gave rise to the exercise by the Purchaser of its preemptive rights pursuant to this Article VI shall be terminated or abandoned by the Company without the issuance of any New Securities, then the purchase rights of the Purchaser pursuant to this Article VI shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by the Purchaser in respect thereof shall be promptly refunded in full.
Section 6.5    Consideration Other than Cash. In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.
Section 6.6    Miscellaneous. The election by the Purchaser to not exercise its subscription rights under this Article VI in any one instance shall not affect its rights as to any subsequent proposed issuance. The Company and the Purchaser shall cooperate in good faith to facilitate the exercise of the Purchaser’s rights pursuant to this Article VI, including securing any required approvals or consents.
Section 6.7    Timing. Notwithstanding anything to contrary herein, in the event the Board of Directors determines in good faith that it is necessary or appropriate for the Company to issue any Preemptive Securities prior to complying with the terms hereof, the

Company may first engage in such transaction and issue and sell such Preemptive Securities prior to compliance with the terms of this Article VI, so long as it promptly thereafter affords the Purchaser the opportunity to participate in such issuance of Preemptive Securities in accordance with the terms of this Article VI (except the Preemptive Rights Portion shall be increased to take into account the already Preemptive Securities).
ARTICLE VII

MISCELLANEOUS
Section 7.1    Survival. Except for the representations and warranties of the Company contained in Section 2.1 (Organization and Power), 2.2(a) (Authorization), 2.4(a) and (b) (Authorized and Outstanding Stock), and 2.6 (Private Placement), which shall survive indefinitely, the representations and warranties contained in Article II and Article III hereof shall survive for twelve (12) months following the Closing Date and then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representations and warranties in the case of fraud. All other covenants and agreements of the parties contained herein shall survive the Closing in accordance with their terms.
Section 7.2    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts of signature pages to this Agreement may be transmitted by PDF (portable document format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signature pages had been delivered.
Section 7.3    Governing Law.
(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
(b)    Any dispute relating hereto shall be heard in the Court of Chancery of the State of Delaware, and, if applicable, in any state or federal court located in the State of Delaware in which appeal from the Court of Chancery of the State of Delaware may validly be taken under the laws of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over such dispute, any state or federal court within the State of Delaware) (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties hereto agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the State of Delaware and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.
(c)    Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such

Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.
(d)    Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 7.6 shall be deemed effective service of process on such Person.
(e)    Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
Section 7.4    Entire Agreement; No Third Party Beneficiary. This Agreement, the Indenture and the Registration Rights Agreement contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.
Section 7.5    Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees and excluding any investment banking fees (collectively, “Transaction Expenses”) shall be paid by the party incurring such expenses, except that, upon consummation of the Closing, the Company shall reimburse the Purchaser for its reasonable and documented Transaction Expenses in an aggregate amount not to exceed two million five hundred thousand dollars ($2,500,000).
Section 7.6    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in the foregoing clause (a) or (b), when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:
If to the Company, to:
AZZ Inc.
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
Attention:    Tara Mackey
Email:    TaraMackey@AZZ.com

with a copy (which shall not constitute notice) to:
Baker McKenzie LLP
1900 N. Pearl Street, Suite 1500
Dallas, Texas 75201
Attention:    Amar Budarapu
Email:    Amar.Budarapu@bakermckenzie.com

and

Baker McKenzie LLP
700 Louisiana Street, Suite 3000
Houston, Texas 77002
Attention:    Jeremy Moore
Email:    Jeremy.Moore@bakermckenzie.com

If to a Purchaser or to the Purchaser Representative, to:
BTO Pegasus Holdings DE L.P.
c/o Blackstone Inc.
345 Park Avenue
New York, NY 10154
Attention:    Shary Moalemzadeh
    David Kaden
Email:    shary.moalemzadeh@blackstone.com
    david.kaden@blackstone.com
with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Ave
New York, New York 10017
Attention:    Anthony F. Vernace
    Michael Chao
Email:    avernace@stblaw.com
    michael.chao@stblaw.com
Section 7.7    Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be assigned (a) in connection with a Transfer to a Permitted Transferee permitted by Section 4.2(a)(i), (b) as collateral security to any lender to the Purchaser, (c) as contemplated by Section 4.6(f), and (d) by a Purchaser Party, with respect to any of its rights, interests and obligations under this Agreement in whole or in part (including, without limitation, solely the right to purchase Purchased Notes at the Closing in accordance with Section 1.2), to one or more Permitted Transferees, including as contemplated in Section 4.2(a)(i) and in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned, and such Permitted Transferee(s) shall become a Purchaser Party hereunder. No other assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

Section 7.8    Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.
Section 7.9    Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.
Section 7.10    Interpretation; Absence of Presumption.
(a)    For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or”, “any” or “either” shall not be exclusive. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless, otherwise required by law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).
(b)    With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.
Section 7.11    Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.
Section 7.12    Specific Performance. The parties hereto agree that irreparable damage could occur and that a party may not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their terms or were otherwise breached. Accordingly, each party shall without the necessity of proving the inadequacy of money damages or posting a bond be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained therein, this being in addition to any other remedy to which they are entitled at law or in equity. Under no circumstances will the Company be permitted or entitled to receive both (i) a grant of specific performance resulting in the consummation of the issuance of the Purchased Notes in exchange for receipt in full by the Company of the Purchase Price therefor, and (ii) the payment of monetary damages at any time.
Section 7.13    Public Announcement. Subject to each party’s disclosure obligations imposed by applicable law (including beneficial ownership disclosures under Section 13 or Section 16 of the Exchange Act) or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor any Purchaser will make any such news release or public disclosure (except disclosures made pursuant to applicable law) without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure. Notwithstanding the foregoing, this Section 7.13 shall not apply to any press release or other public statement made by the Company or a Purchaser (a) that is consistent with prior disclosure and does not contain any information relating to the transactions that has not been previously announced or made public in accordance with the terms of this Agreement or (b) is made to its auditors, attorneys, accountants, financial advisors, limited partners or other Permitted Transferees. Notwithstanding anything to the contrary in this Agreement or the Confidentiality Agreement, in no event shall either this Section 7.13 or any provision of the Confidentiality Agreement limit disclosure by any Purchaser Party and their respective Affiliates of ordinary course communications regarding this Agreement and the transactions contemplated by this Agreement to its existing or prospective general and limited partners, equityholders, financing sources, members, managers and investors of any Affiliates of such Person, including disclosing information about the transactions contemplated by this Agreement on their websites in the ordinary course of business consistent with past practice.
Section 7.14    Purchaser Representative. Each Purchaser Party hereby consents to and authorizes (a) the appointment of BTO Pegasus Holdings DE L.P. as the Purchaser Representative hereunder (the “Purchaser Representative”) and as the attorney-in-fact for and on behalf of the Purchaser Party, and (b) the taking by the Purchaser Representative of any and all actions and the making of any decisions required or permitted by, or with respect to, this Agreement and the transactions contemplated hereby, including (i) the exercise of the power to agree to execute any consents under this Agreement and (ii) to take all actions necessary in the judgment of the Purchaser Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the transactions contemplated hereby. Each Purchaser Party shall be bound by the actions taken by the Purchaser Representative exercising the rights granted to it by this Agreement, and the Company shall be entitled to rely on any such action or decision of the Purchaser Representative. If the Purchaser Representative shall resign or otherwise be unable to fulfill its responsibilities hereunder, the Purchaser Parties shall appoint a new Purchaser Representative as soon as reasonably practicable by written consent of holders of a majority of the then outstanding Purchased Notes, shares of Series A Preferred Stock and/or shares of Common Stock that were issued upon conversion of Purchased Notes or shares of Series A Preferred Stock beneficially owned by the Purchaser or Purchaser Parties that are successors or assigns of the Purchaser by sending notice and a copy of the duly executed written consent appointing such new Purchaser Representative to the Company.

Section 7.15    Non-Recourse. Any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against the entities that are expressly named as parties hereto or thereto (the “Contract Parties”) and then only with respect to the specific obligations of such party and subject to the terms, conditions and limitations set forth herein or therein. No Person other than the Contract Parties, including no member, partner, stockholder, unitholder, Affiliate or Representative thereof, nor any member, partner, stockholder, unitholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or their respective negotiation, execution, performance, or breach; and, to the maximum extent permitted by law, each of the Contract Parties hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such third Person.
Section 7.16    Further Assurances. The Company and the Purchaser shall use their respective reasonable best efforts to take, or cause to be taken, all actions necessary, appropriate or advisable to consummate the transactions contemplated by this Agreement, the Registration Rights Agreement, the Certificate of Designations and any and all other agreements or instruments executed and delivered to the Purchaser by the Company hereunder or thereunder, as applicable.
Section 7.17    HSR Filings. In the event that the Purchaser reasonably believes that the filing of a Notification and Report Form pursuant to the HSR Act (as defined below) is required with respect to the exchange of the Purchased Notes or the conversion of the Purchased Notes or the Series A Preferred Stock, the Company shall use its reasonable best efforts to cooperate with the Purchaser (including by making such filing and supplying as promptly as reasonably practicable any information and documentary material that may be requested pursuant to the HSR Act) to permit such exchange or conversion. For the avoidance of doubt, in the event of the conversion of the Purchased Notes or the Series A Preferred Stock, until the HSR Date (as defined below), Purchaser (if an HSR Holder) shall only be entitled to vote a number of shares of Common Stock on any matters relating to the election, designation, removal or replacement of members of the Board of Directors to the extent that such number of shares of Common Stock together with such HSR Holder’s other shares of Common Stock and any other securities of the Company that vote on any matters relating to the election, designation, removal or replacement of members of the Board of Directors does not exceed the HSR Amount in the aggregate. For purposes of this Section 9(b), (A) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations, (B) “HSR Amount” means the number of voting securities of the Company that may be obtained by an Acquiring Person (as defined by the HSR Act, including the ultimate parent entity and all entities included within it, and taking into account any applicable exemptions) prior to the HSR Date, without incurring a notification obligation under the HSR Act, with the number and class(es) of voting securities constituting the HSR Amount to be determined by the HSR Holder in consultation with its legal counsel, (C) “HSR Date” means the date on which all applicable approvals, clearances or waiting periods under the HSR Act (if any) shall have been obtained, expired or been terminated and (C) “HSR Holder” means a shareholder that is an Acquiring Person (as defined under the HSR Act) whose ability to acquire voting securities of the Company in excess of the HSR Amount is restricted by the HSR Act prior to the HSR Date.

ARTICLE VIII

TERMINATION
Section 8.1    Termination. This Agreement may be terminated at any time prior to Closing:
(a)    by mutual written consent of the Company and Purchaser;
(b)    by either the Company or Purchaser, if (i) any Governmental Entity with lawful jurisdiction shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become final and non-appealable or (ii) the Acquisition Agreement is terminated for any reason;
(c)    by notice given by the Company to the Purchaser if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Purchaser in this Agreement such that the conditions in Section 5.2(a) or 5.2(b) would not be satisfied and, if capable of being cured, which have not been cured by the Purchaser thirty (30) days after receipt by the Purchaser of written notice from the Company requesting such inaccuracies or breaches to be cured; provided, however, that the Company is not then in breach of any of its obligations hereunder; or
(d)    by notice given by the Purchaser to the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 5.1(a) or 5.1(b) would not be satisfied and, if capable of being cured, which have not been cured by the Company within thirty (30) days after receipt by the Company of written notice from the Purchaser requesting such inaccuracies or breaches to be cured; provided, however, that the Purchaser is not then in breach of any of its obligations hereunder.
Section 8.2    Certain Effects of Termination. In the event that this Agreement is terminated in accordance with Section 8.1, neither party (nor any of its Affiliates) shall have any liability or obligation to the other (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (a) any liability arising from any breach by such party of its obligations pursuant to this Agreement arising prior to such termination, and (b) any actual and intentional fraud or intentional or willful breach of this Agreement; provided that, notwithstanding any other provision set forth in this Agreement, neither the Purchaser, on the one hand, nor the Company, on the other hand, shall have any such liability in excess of the Purchase Price. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties, in each case, except (i) as set forth in the preceding sentence and (ii) that the provisions of Section 4.5 (Confidentiality), Section 7.2 to 7.4 (Counterparts, Governing Law, Entire Agreement) and Section 7.6 through 7.15 (Notices, Successors and Assigns, Headings, Amendments and Waivers, Interpretations; Absence of Presumption, Severability, Specific Performance, Public Announcement, Purchaser Representative, Non-Recourse) shall survive the termination of this Agreement.
(Signature page follows)

The parties have caused this Securities Purchase Agreement to be executed as of the date first written above.
AZZ INC.
By:    /s/Philip Schlom
Name: Philip Schlom
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Securities Purchase Agreement]

Purchaser
BTO PEGASUS HOLDINGS DE L.P.
By:    BTO Holdings Manager L.L.C.,
its general partner
By:    Blackstone Tactical Opportunities Associates L.L.C.,
its managing member
By:    BTOA L.L.C.,
its sole member

By:    /s/Christopher J. James
Name: Christopher J. James
Title: Authorized Person

EXHIBIT A
DEFINED TERMS
1.    The following capitalized terms have the meanings indicated:
“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person; provided, however, that (i) the Company and its Subsidiaries, on the one hand, and any Purchaser Party or any of its Affiliates, on the other hand, shall not be deemed to be Affiliates, (ii) “portfolio companies” (as such term is customarily used among institutional investors) in which any Purchaser Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Purchaser Party and (iii) the Excluded Sponsor Parties shall not be deemed to be Affiliates of any Purchaser Party, the Company or any of the Company’s Subsidiaries.
“Antitakeover Provisions” means the provisions of any rights plan or agreement, poison pill (including any distribution under a rights plan or agreement), or any control share acquisition, business combination, interested stockholder, fair price, moratorium or similar anti-takeover provision under the Certificate of Formation, the Bylaws, or applicable law (including Section 21.606 of the Texas Business Organizations Code).
“Benefit Plans” means all “employment benefit plans” as defined in Section 3(3) of ERISA, including the Stock Plans and any retirement, pension, profit sharing, deferred compensation, equity or equity-based, bonus, incentive, severance, change-in-control, welfare, fringe benefit and each other similar employee benefit plan, policy, program, employment agreement, contract, or arrangement, whether written or oral, qualified or nonqualified, or funded or unfunded that are maintained or sponsored by the Company or its Subsidiaries for the benefit of their respective current or former employees or with respect to which the Company or its Subsidiaries have any liability.
“Board of Directors” means the Company’s board of directors.
“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Bylaws” means the Amended and Restated Bylaws of the Company, as amended and restated on October 8, 2021, as the same may be further amended or restated.
“Certificate of Formation” means the Company’s Amended and Restated Certificate of Formation, as the same has been and may be further amended or restated.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Competitor” means those Persons set forth on Schedule A hereto; provided, however, that for the avoidance of doubt, a private equity fund, financial institution, asset management firm or similar firm that has an interest in any of the foregoing companies shall not be considered a “Company Competitor”.
“Confidential Information” means information regarding the Company or its Subsidiaries furnished by or on behalf of the Company, directly or indirectly, to the Purchaser or its Representatives, together with all analyses, compilations, forecasts, studies or other documents prepared by the Purchaser or its Representatives which contain or otherwise reflect such information. “Confidential Information” shall not include such portions of the Confidential
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Information that (a) are or become generally available to the public other than as a result of the Purchaser’s or its Affiliates’ disclosure in violation of this Agreement, (b) become available to the Purchaser or its Affiliates on a non-confidential basis from a source other than the Company or its Subsidiaries, (c) was already in the Purchaser’s or its Affiliate’s possession prior to the date of this Agreement and which was not obtained from the Company or its Subsidiaries or (d) are independently developed by the Purchaser Parties or their respective Affiliates or Representatives without reference to the Confidential Information.
“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.
“Environmental Permit” means any permit, license, certificate, approval or other authorization under any applicable Requirements of Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Export Controls” means all laws, regulations, and restrictive measures relating to the import, export, re-export, or transfer of information, data, goods, software, and technology (including the Export Administration Regulations administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations administered by the U.S. Department of State, and customs and import laws administered by U.S. Customs and Border Protection).
“GAAP” means generally accepted accounting principles as in effect in the United States, consistently applied.
“Global Securities” shall have the meaning set forth in the Indenture.
“Government Contract” means a Contract with a U.S. Governmental Entity, any prime contractor of a U.S. Governmental Entity in its capacity as a prime contractor or any subcontractor with respect to any such Contract.
“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality (including any legislature, commission, regulatory administrative authority, governmental agency, bureau, branch or department).
“Government Official” means any officer or employee of a foreign Governmental Entity or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such foreign Governmental Entity or department, agency, or instrumentality, or for or on behalf of any such public international organization, or any political party, party official, or candidate thereof, excluding officials of the governments of the United States, the several states thereof, any local subdivision of any of them or any agency, department or unit of any of the foregoing.
“Hazardous Substance” means any waste, substance, product or material defined or regulated as “hazardous” or “toxic” or as a “pollutant” or “contaminant”, or words of similar meaning, by (or for which liability or standards of conduct may be imposed pursuant to) any Requirements of Environmental Law, including petroleum and any fraction thereof, asbestos and
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asbestos-containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, and any biomedical or radioactive materials and waste.
“Indenture” shall mean an indenture in the form attached hereto as Exhibit B, as amended, supplemented or otherwise modified from time to time with the consent of the Purchaser and the Company prior to the Closing, it being agreed that the Company and the Purchaser shall consent to any changes required by the Trustee that do not adversely affect the Company or the Purchaser, or the Purchaser’s financing sources, including with respect to timing and mechanics of transfers and exchanges of Securities and interests therein, in any material respect.
“Intellectual Property” means all intellectual property and proprietary rights, including: (i) patents, trade secrets, know-how, inventions, algorithms, methods and processes; (ii) copyrights; (iii) trademarks, service marks, trade names, trade dress, logos, domain names, social and mobile media identifiers and other source indicators and all associated goodwill; and (iv) all registrations, applications, renewals, continuations, continuations-in-part, divisions, re-issues, re-examinations, foreign counterparts and equivalents of the foregoing.
“Investment Company Act” mean the Investment Company Act of 1940, as amended.
“Knowledge” means the actual knowledge of Thomas E. Ferguson, Philip Schlom and Tara Mackey, in each case after due inquiry.
“Material Adverse Effect” means any event, change, development, circumstance, condition, state of facts or occurrence that individually or in the aggregate is, or would reasonably be expected to be, materially adverse to (a) the condition (financial or otherwise), assets, properties, or liabilities of the Company and its Subsidiaries (taken as a whole) or results of operations of the Company and its Subsidiaries (taken as a whole), or (b) the ability of the Company to perform its obligations or consummate the transactions contemplated hereby, but shall exclude any prospects and shall also exclude any event, change, development, circumstance, condition, state of facts or occurrence to the extent resulting or arising from: (i) any change or prospective change in any applicable law or GAAP or interpretation thereof; (ii) any change in general economic conditions in the industries or markets in which the Company and its Subsidiaries operate or affecting the United States of America or any foreign economies in general; (iii) any change made by any Governmental Entity that is generally applicable to the industries or markets in which the Company and its Subsidiaries operate; (iv) the announcement of this Agreement and/or the consummation of the transactions contemplated hereby; (v) any action that is consented to or requested by the Purchaser in writing; (vi) any action expressly required by, or the failure to take any action expressly prohibited by this Agreement; (vii) any national or international political or social conditions, including the engagement by the United States of America or any foreign government in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States of America or any foreign government or any of their respective territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States of America or any foreign government; (viii) any acts of God, including any earthquakes, hurricanes, tornados, floods, tsunamis or other natural disasters, or any other damage to or destruction of assets caused by casualty; (ix) any epidemic, pandemic, disease outbreak (including, for the avoidance of doubt, COVID-19) or other health crisis or public health event; and (x) any failure of the Company and its Subsidiaries to meet internal or published projections, estimates or forecasts of revenues, earnings or other measures of financial or operating performance for any period; provided, that the underlying causes of such failure (subject to the other provisions of this definition of “Material Adverse Effect”) shall not be excluded; provided, however, that in the case of each of clauses (i), (ii), (iii)
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and (vii) of the foregoing, any such event, change, circumstance or occurrence shall not be excluded to the extent that it has or would reasonably be expected to have a disproportionate adverse effect on the condition (financial or otherwise), assets, properties, or liabilities of the Company and its Subsidiaries (taken as a whole), or results of operations of the Company and its Subsidiaries (taken as a whole) relative to other companies operating in the same industry in which the Company and its Subsidiaries operates.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA to which contributions are required or, within the preceding five plan years, were required by the Company or any of its Subsidiaries.
“NYSE” means the New York Stock Exchange.
“Permitted Transferee” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any successor entity of such Person and (iii) with respect to any Person that is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, managing member, manager or advisor.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or a government or other agency or political subdivision thereof.
“Personal Data” means (a) any information that alone or in combination with other information, identifies or can reasonably be used to identify an individual natural person or (b) is defined as “personal data”, “personal information”, “personally identifiable information”, or “PII” by applicable law.
“Privacy Obligations” means (i) all public or posted policies and representations of the Company and its Subsidiaries and (ii) all binding industry standards relating to Personal Data and the processing, use, sharing or security thereof.
“Purchaser Nominee” means any person designated by the Purchaser Representative to be nominated by the Company for election to the Board of Directors as a Series A Director pursuant to Section 4.1(b).
“Registration Rights Agreement” means the Registration Rights Agreement between the Company and the Purchaser in the form attached to the Agreement as Exhibit D, as it may be amended or modified in accordance with the terms thereof.
“Representatives” means a Persons’ Affiliates, employees, agents, consultants, accountants, attorneys or financial advisors.
“Requirements of Environmental Law” means all laws (including the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, and any state analogues of any of the foregoing), common law, statutes, ordinances, codes, rules, regulations, orders or similar requirements of any Governmental Entity which relate to: (a) pollution, public or worker health or safety, or protection or clean-up of the environment, including air, surface water, ground water or land; (b) solid, gaseous or liquid waste or the generation, recycling, reclamation, release, threatened release, treatment, storage, disposal or transportation of harmful or deleterious substances; (c) exposure of Persons or property to harmful or deleterious substances; or (d) the manufacture, presence, processing, distribution in commerce, use, discharge, releases, threatened releases, emissions or storage of harmful or deleterious substances into the environment.
A-4

“Restricted Securities” means Purchased Notes, shares of Series A Preferred Stock or Conversion Shares required to bear the legend set forth in Section 4.3 under the applicable provisions of the Securities Act.
“Sanctioned Person” means any Person with whom dealings are restricted or prohibited under the Sanctions Laws of the United States, the United Kingdom, the European Union, or the United Nations, including (i) any Person identified in any list of sanctioned persons maintained by: (A) the United States Department of Treasury, Office of Foreign Assets Control (“OFAC”), the United States Department of Commerce, Bureau of Industry and Security (“BIS”), or the United States Department of State; (B) Her Majesty’s Treasury of the United Kingdom; (C) any committee of the United Nations Security Council; or (D) the European Union; (ii) any Person located, organized, resident in or a Governmental Entity or government instrumentality of, any Sanctioned Territory; and (iii) any Person directly or indirectly 50% or more owned or controlled by, or acting for the benefit or on behalf of, a Person described in clause (i) or (ii).
“Sanctioned Territory” means any of the Crimea, Donetsk and Luhansk regions of Ukraine, Cuba, Iran, North Korea, and Syria.
“Sanctions Laws” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation OFAC, BIS and the United State Department of State), (b) the European Union and enforced by its member states, (c) the United Nations, (d) Her Majesty’s Treasury, or (e) other similar governmental bodies from time to time.
“SEC” means the Securities and Exchange Commission.
“SEC Documents” means all reports, schedules, registration statements, proxy statements and other documents (including all amendments, exhibits and schedules thereto) filed by the Company with the SEC.
“Securities Act” means the Securities Act of 1933, as amended.
“Software and Systems” means all computers, hardware, software, systems, networks, websites, databases, applications and other information technology assets and equipment.
“Stock Plans” means the AZZ Inc. Amended and Restated 2005 Long-Term Incentive Plan and the AZZ Inc. 2014 Long-Term Incentive Plan (the “2014 Stock Plan”) and all other equity-based compensation plans maintained or sponsored by the Company or its Subsidiaries for the benefit of their respective current or former employees.
“Subsidiary” means, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner or serves in a similar capacity, or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.
“Tax” and “Taxes” means all federal, state, local and foreign taxes (including, without limitation, income, franchise, property, sales, withholding, payroll and employment
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taxes), assessments, fees or other charges imposed by any Governmental Entity, including any interest, additions to tax or penalties applicable thereto.
“Tax Return” means any return, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.
“Transfer” means any direct or indirect (a) sale, transfer, hypothecation, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any lien or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings) or (b) grant of any option, warrant or other right to purchase or the entry into any hedge, swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock; provided, however, that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include (i) the conversion of one or more Purchased Notes into shares of Series A Preferred Stock or shares of Common Stock or the conversion shares of Series A Preferred Stock into shares of Common Stock pursuant to the Certificate of Designations, (ii) the redemption, repurchase or other acquisition of Purchased Notes, Common Stock or Series A Preferred Stock by the Company, or (iii) the direct or indirect transfer of any limited partnership interests or other equity interests in a Purchaser Party (or any direct or indirect parent entity of such Purchaser Party) (provided that if any transferor or transferee referred to in this clause (iii) ceases to be controlled (directly or indirectly) by the Person (directly or indirectly) controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”). The term “Transferred” shall have a correlative meaning.
“Trustee” shall mean an institutional trustee to be selected by the Company with the consent of Purchaser, which consent shall not be unreasonably withheld or delayed.
    “Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code, as amended.
“VCOC Letter Agreement” means that certain letter agreement, the form of which is attached as Exhibit E.

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2.    The following terms are defined in the Sections of the Agreement indicated:
INDEX OF TERMS
A-7

Term	Section
Agreement	Preamble
Anti-Corruption Laws	2.20
Applicable Matters	7.3(b)
Balance Sheet Date	2.7
Capitalization Date	2.4(a)
Certificate of Designations	Preamble
Chosen Court	7.3(b)
Chosen Courts	7.3(b)
Closing	1.2
Closing Date	1.2
Common Stock	2.4(a)
Company	Preamble
Confidentiality Agreement	4.5(b)
Contract	2.2(b)
Conversion Shares	2.4(c)
Excluded Sponsor Parties	4.12(a)
Financial Statements	2.7
Foreclosure Limitation	4.2(c)
Governance Principles	4.1(b)
HSR Act	7.17
Identified Person	4.15
IRS	4.2(e)
Issuer Agreement	4.16
New Security	6.1
Non-Employee Director	4.15
Permitted Loan	4.2(c)
Preemptive Rights Portion	6.2
Preemptive Securities	6.1
Purchase Price	1.1
Purchased Notes	1.1
Purchaser	Preamble
Series A Director	4.1(a)
Series A Preferred Stock	Preamble
Significant Subsidiaries	2.5
Sponsor	4.12(a)
Sponsor Group	4.12(a)
Tax Treatment	4.8(b)
Transaction Expenses	7.5
USRPHC	4.8(a)
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EXHIBIT C

Form of Certificate of Designations

Certificate of Designations, Preferences, Rights and Limitations of

6.0% Series A Convertible Preferred Stock

of

AZZ Inc.

(Texas Secretary of State File Number 13190700)

Pursuant to Sections 21.155 and 21.156 of
the Texas Business Organizations Code

TABLE OF CONTENTS
Page

Section 1. Definitions	1
Section 2.Rules of Construction	13
Section 3.The Convertible Preferred Stock	14
(a) Designation; Par Value	14
(b) Number of Authorized Shares	14
(c) Form, Dating and Denominations	14
(d) Execution, Countersignature and Delivery	15
(e) Method of Payment; Delay When Payment Date is Not a Business Day	15
(f) Transfer Agent, Registrar, Paying Agent and Conversion Agent	16
(g) Legends	17
(h) Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions	18
(i) Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or a Redemption	20
(j) Status of Retired or Treasury Shares	21
(k) Replacement Certificates	21
(l) Registered Holders	21
(m) Cancellation	21
(n) Shares Held by the Company or its Subsidiaries	21
(o) Outstanding Shares	22
(p) Repurchases by the Company and its Subsidiaries	23
(q) Notations and Exchanges	23
Section 4. Ranking	23
Section 5. Dividends	23
(a) Regular Dividends	23
(b) Calculation of Regular Dividends	24
(c) Participating Dividends.	25
(d) Treatment of Dividends Upon Redemption, Repurchase Upon Fundamental Change or Conversion	25
Section 6. Rights Upon Liquidation, Dissolution or Winding Up	26
(a) Generally	26
(b) Certain Business Combination Transactions Deemed Not to Be a Liquidation	26
Section 7. Redemption at the Option of the Company	27
(a) Right to Redeem	27
(b) Redemption Date	27
(c) Redemption Price	27
(d) Redemption Notice	27
(e) Payment of the Redemption Price	28
(f) Partial Redemption	28
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- ii -

Section 18. Severability	55
Section 19. No Other Rights	55
Section 20. Effectiveness of Filing	55

Exhibits
Exhibit A: Form of Convertible Preferred Stock Certificate    A-1
Exhibit B: Form of Restricted Stock Legend    B-1
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Certificate of Designations
6.0% Series A Convertible Preferred Stock
On [●], 2022, the Board of Directors of AZZ Inc., a Texas corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, 240,000 authorized shares of a series of preferred stock of the Company titled the “6.0% Series A Convertible Preferred Stock” in accordance with the provisions of Sections 21.155 and 21.156 of the Texas Business Organizations Code and all necessary action on the part of the Company:
RESOLVED that, pursuant to the authority of the Board of Directors pursuant to the Certificate of Formation, the Bylaws and applicable law, a series of preferred stock of the Company titled the “6.0% Series A Convertible Preferred Stock,” and having a par value of $1.00 per share and an initial number of authorized shares equal to two hundred and forty thousand (240,000), is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below:
Section 1.    Definitions.
“Affiliate” of any Person means any Person, directly or indirectly, Controlling, Controlled by or under common Control with such Person; provided, however, that (i) the Company and its Subsidiaries, on the one hand, and any Purchaser Party or any of its Affiliates, on the other hand, shall not be deemed to be Affiliates, (ii) “portfolio companies” (as such term is customarily used among institutional investors) in which any Purchaser Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Purchaser Party and (iii) the Excluded Sponsor Parties shall not be deemed to be Affiliates of any Purchaser Party, the Company or any of the Company’s Subsidiaries.
“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act with the authority of such board.
“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Bylaws” means the Amended and Restated Bylaws of the Company, as amended and restated on October 8, 2021, as the same may be further amended or restated.
“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case, however designated, the equity of such Person, but excluding any debt securities convertible into such equity.
“Certificate” means a Physical Certificate or an Electronic Certificate.
“Certificate of Designations” means this Certificate of Designations, as amended from time to time.
“Certificate of Formation” means the Company’s Amended and Restated Certificate of Formation, as the same has been and may be further amended or restated.
“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the common stock, $1.00 par value per share, of the Company, subject to Section 10(i).
“Common Stock Change Event” has the meaning set forth in Section 10(i)(i).
“Common Stock Mandatory Conversion Conditions” will be satisfied with respect to a Mandatory Conversion if:
(a)    the offer and sale of such share of Common Stock by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is, at the time of such determination, reasonably expected by the Company to remain effective and usable, by the Holder to sell such share of Common Stock, continuously during the period from, and including, the date the related Mandatory Conversion Notice is sent to, and including, the one (1) year anniversary after the date such share of Common Stock is issued;
(b)    each share of Common Stock referred to in clause (a) above (i) will, when issued and when sold or otherwise transferred pursuant to the registration statement referred to in such clause (a) (1) be admitted for book-entry settlement through The Depository Trust Company with an “unrestricted” CUSIP number; and (2) unless sold to the Company or an Affiliate of the Company, not be evidenced by any Certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);
(c)    (i) the Company has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (b)(ii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (ii) no such delisting or suspension is reasonably likely to occur or is pending based on the Company falling below the minimum listing maintenance requirements of such exchange; and
(d)    the conversion of all shares of Convertible Preferred Stock pursuant to such Mandatory Conversion would not be limited or otherwise restricted by Section 10(h) or Section 11(d).
“Common Stock Participating Dividend” has the meaning set forth in Section 5(c)(i).
“Company” has the meaning set forth in the preliminary paragraph hereto.
“Consolidated EBITDA” has the meaning set forth in the Credit Agreement.
“Consolidated Indebtedness” has the meaning set forth in the Credit Agreement.
“Continuing Share Reserve Requirement” means, as of any time, a number of shares of Common Stock equal to the product of (a) two (2); and (b) the number of shares of Common Stock that would be issuable (without regard to Section 10(h) or Section 11(d)) upon conversion of all Convertible Preferred Stock outstanding as of such time (assuming such conversion occurred as of such time).
“Control” (including its correlative meanings “under common Control with” and “Controlled by”) means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other interests, by contract or otherwise.
“Conversion Agent” has the meaning set forth in Section 3(f)(i).
“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 10.
“Conversion Date” means an Optional Conversion Date or a Mandatory Conversion Date.
“Conversion Price” initially means $58.30 per share of Common Stock; provided, however, that the Conversion Price is subject to adjustment pursuant to Sections 10(f) and 10(g). Each reference in this Certificate of Designations to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price immediately before the Close of Business on such date.
“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.
“Conversion Share Cap” means, as of any Conversion Date, a number of shares of Common Stock equal to 19.9995% of the number of shares of Common Stock outstanding as of May 13, 2022 minus the aggregate number of shares of Common Stock previously issued in settlement of conversions of the Convertible Preferred Stock. The Conversion Share Cap will be adjusted at the same time and in the same manner as the Conversion Price as provided in Sections 10(f) and 10(g).
“Convertible Notes” means the $240,000,000 in aggregate principal amount of the Company’s 6.00% Convertible Subordinated Notes due 2030, issued pursuant to that certain Indenture, entered into as of the Initial Issue Date, by and between the Company and the trustee named therein.
“Convertible Preferred Stock” has the meaning set forth in Section 3(a).
“Credit Agreement” means that certain Credit Agreement by and between the Company, the lenders from time to time party thereto, the L/C Issuers from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent, dated as of May 13, 2022, as it may be amended, supplemented or otherwise modified from time to time.
“Default Accrued Dividends” mean all Default Dividend Accruals which have been added to the Liquidation Preference pursuant to Section 5(b) to the extent not paid pursuant to Section 5.1(d) prior to the time of determination.
“Default Dividend Accrual” has the meaning set forth in Section 5(b).
“Default Dividend Rate” means, with respect to the Convertible Preferred Stock, as of any time of determination, the then-applicable Regular Dividend Rate plus 200 basis points (i.e. adding two percentage points to the then-applicable Regular Dividend Rate).
“Deficit Shares” has the meaning set forth in Section 10(h)(i)(1).
“Distributed Entity” means any Subsidiary of the Company distributed in a Distribution Transaction.

“Distribution Transaction” means any transaction by which an Affiliate or Subsidiary of the Company ceases to be an Affiliate or Subsidiary of the Company by reason of the distribution of such Affiliate’s or Subsidiary’s equity securities to holders of Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.
“Distribution Transaction Valuation Period” has the meaning set forth in Section 10(f)(i)(3)(B).
“Dividend” means any Regular Dividend or Participating Dividend.
“Dividend Junior Securities” means any equity securities issued by the Company, the terms of which would result in such securities ranking junior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Securities includes the Common Stock. For the avoidance of doubt, Dividend Junior Securities will not include any securities of the Company’s Subsidiaries.
“Dividend Parity Securities” means any equity securities issued by the Company (other than the Convertible Preferred Stock), the terms of which would result in such securities ranking equally with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Parity Securities will not include any securities of the Company’s Subsidiaries.
“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend and each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock with respect to a Participating Dividend.
“Dividend Senior Securities” means any equity securities issued by the Company, the terms of which would result in such securities ranking senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Senior Securities will not include any securities of the Company’s Subsidiaries.
“Electronic Certificate” means any electronic book entry maintained by the Transfer Agent that evidences any share(s) of Convertible Preferred Stock.
“Equity Treatment Limitation” has the meaning set forth in Section 10(h)(i)(1).
“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exchange Preferred Stock” means a series of convertible preferred stock issued by the Company and having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the good faith judgment of the Board of Directors, to those of the Convertible Preferred Stock, except that the Liquidation Preference and the Conversion Price thereof will be determined as provided herein.
“Excluded Sponsor Parties” means Blackstone Inc. or any of its Affiliates, other than the Purchaser Parties, in their businesses distinct from the Tactical Opportunities business of such Persons.
“Expiration Date” has the meaning set forth in Section 10(f)(i)(4).
“Expiration Time” has the meaning set forth in Section 10(f)(i)(4).
“Final Fundamental Change Notice” has the meaning set forth in Section 8(f).
“Fundamental Change” means any of the following events, whether in a single transaction or a series of related transactions:
(a)    a “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or their respective employee benefit plans, files (or is required to file) any report with the SEC indicating that such person or group, has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the Company’s Common Stock in a transaction or series of related transactions;
(b)    the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) a majority of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange, combination, reclassification or recapitalization of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction, will be deemed not to be a Fundamental Change pursuant to this clause (b); or
(c)    neither shares of Common Stock nor shares of any other Capital Stock into which the Convertible Preferred Stock is convertible are listed for trading on any United States national securities exchange or all such shares cease to be traded in contemplation of a de-listing (other than as a result of a transaction described in clause (b) above); or
(d)    the adoption of a plan relating to the liquidation or dissolution of the Company; or
(e)    the Company becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action for the purpose of effecting, in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment.
For the purposes of this definition, whether a Person is a “beneficial owner”, whether shares are “beneficially owned”, and percentage beneficial ownership, will be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act.
“Fundamental Change Repurchase Date” means the date fixed, pursuant to Section 8(c), for the repurchase of any Convertible Preferred Stock by the Company pursuant to a Repurchase Upon Fundamental Change.
“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 8(g)(i) and Section 8(g)(ii).
“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any share of Convertible Preferred Stock upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 8(d).
“Fundamental Change Repurchase Right” has the meaning set forth in Section 8(a).
“Holder” means a person in whose name any Convertible Preferred Stock is registered on the Registrar’s books.
“Indebtedness” has the meaning set forth in the Credit Agreement.
“Initial Issue Date” means May 13, 2022.
“Initial Fundamental Change Notice” has the meaning set forth in Section 8(e).
“Initial Liquidation Preference” means one thousand dollars ($1,000.00) per share of Convertible Preferred Stock.
“Initial Share Reserve Requirement” means a number of shares of Common Stock equal to the product of (a) two (2); and (b) the number of shares of Common Stock that would be issuable (without regard to Section 10(h) or Section 11(d)) upon conversion of all Convertible Preferred Stock outstanding as of the Initial Issue Date (assuming such conversion occurred on the Initial Issue Date).
“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Company selects.

“Liquidation Event” has the meaning set forth in Section 6(a).
“Liquidation Junior Securities” means any equity securities issued by the Company, the terms of which would result in such securities ranking junior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Securities includes the Common Stock. For the avoidance of doubt, Liquidation Junior Securities will not include any securities of the Company’s Subsidiaries.
“Liquidation Parity Securities” means any equity securities issued by the Company (other than the Convertible Preferred Stock), the terms of which would result in such securities ranking equally with the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Parity Securities will include any Mirror Preferred Stock issued in accordance with the terms hereof, but does not include any securities of the Company’s Subsidiaries.
“Liquidation Preference” means, with respect to the Convertible Preferred Stock, an amount initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock; provided, however, that the Liquidation Preference is subject to adjustment pursuant to Section 5(b).
“Liquidation Senior Securities” means any equity securities issued by the Company, the terms of which would result in such securities ranking senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Senior Securities will not include any securities of the Company’s Subsidiaries.
“Majority Holders” has the meaning set forth in Section 10(f)(iv)(1).
“Mandatory Conversion” has the meaning set forth in Section 10(c)(i).
“Mandatory Conversion Date” means a Conversion Date designated with respect to any Convertible Preferred Stock pursuant to Section 10(c)(i) and 10(c)(iii).
“Mandatory Conversion Notice” has the meaning set forth in Section 10(c)(iv).
“Mandatory Conversion Notice Date” means, with respect to a Mandatory Conversion, the date on which the Company sends the Mandatory Conversion Notice for such Mandatory Conversion pursuant to Section 10(c)(iv).
“Mandatory Conversion Right” has the meaning set forth in Section 10(c)(i).
“Market Capitalization” means an amount equal to (a) the total number of issued and outstanding shares of Common Stock on the date on which the relevant transaction is consummated pursuant to Section 9(a)(6) multiplied by (b) (i) the arithmetic mean of the Last Reported Sale Price of the Common Stock for the twenty (20) consecutive Trading Days ending on, and including, the Trading Day immediately before the date on which the relevant transaction is consummated or (ii) at the election of the Company, the Last Reported Sale Price of the Common Stock for the date on which the definitive agreement for the relevant transaction is executed.
“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the

Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“Mirror Preferred Stock” means a series of convertible preferred stock issued by the Distributed Entity and having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the good faith judgment of the Board of Directors, to those of the Convertible Preferred Stock, except that the Liquidation Preference and the Conversion Price thereof will be determined as provided herein.
“Net Debt” means Consolidated Indebtedness minus Unrestricted Cash.
“Number of Reserved Shares” means, as of any time, the number of shares of Common Stock that, at such time, the Company has reserved (out of its authorized but unissued shares of Common Stock that are not reserved for any other purpose) for delivery upon conversion of the Convertible Preferred Stock.
“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.
“Open of Business” means 9:00 a.m., New York City time.
“Optional Conversion” means the conversion of any Convertible Preferred Stock other than pursuant to a Mandatory Conversion.
“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 10(d)(ii) for such conversion are satisfied.
“Optional Conversion Notice” means a notice substantially in the form of the “Optional Conversion Notice” set forth in Exhibit A.
“Participating Dividend” has the meaning set forth in Section 5(c)(i).
“Paying Agent” has the meaning set forth in Section 3(f)(i).
“Permitted Transferee” means, with respect to any Person, (i) any Affiliate of such Person, (ii) any successor entity of such Person and (iii) with respect to any Person that is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, managing member, manager or advisor.
“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.
“Physical Certificate” means any certificate (other than an Electronic Certificate) evidencing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.
“Prior Dividends” means, with respect to any share of Convertible Preferred Stock, as of the date of determination, any prior cash distributions in respect of such share, and any dividends or other prior cash payments made in respect of the Convertible Note for which such share was exchanged.
“Purchase Agreement” means that certain Securities Purchase Agreement by and between the Company and BTO Pegasus Holdings DE L.P., dated as of May 13, 2022, as it may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the rights of and restrictions on the Holders.
“Purchaser” means BTO Pegasus Holdings DE L.P. and its Permitted Transferees.
“Purchaser Parties” means the Purchaser and each Permitted Transferee of the Purchaser to whom shares of Convertible Preferred Stock or Common Stock issued upon conversion of shares of Convertible Preferred Stock or Convertible Notes are transferred.
“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.
“Redemption” has the meaning set forth in Section 7(a).
“Redemption Convertibility Conditions” will be satisfied with respect to a Redemption if:
(a)    unless a Fundamental Change has occurred and (x) the Company has ceased to be listed or admitted for trading on any of The New York Stock Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors) and (y) the Common Stock has ceased to be registered under Section 12 of the Exchange Act or the Company has otherwise validly filed a Form 15 with respect to the Common Stock (in which case this clause (a) will not apply):
(i)    the offer and sale of any shares of Common Stock that would be issued upon an Optional Conversion of Convertible Preferred Stock subject to such Redemption by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is, at the time of such determination, reasonably expected by the Company to remain effective and usable, by the Holder to sell such share of Common Stock, continuously during the period from, and including, the Redemption Notice Date to, and including, the one (1) year anniversary after the date such share of Common Stock is issued;
(ii)    each share of Common Stock referred to in clause (a)(i) above (A) will, when issued and when sold or otherwise transferred pursuant to the registration statement referred to in such clause (a)(i) (1) be admitted for book-entry settlement through The Depository Trust Company with an “unrestricted” CUSIP number; and (2) unless sold to the Company or an Affiliate of the Company, not be evidenced by any Certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (B) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The NYSE American, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);
(iii)    (A) the Company has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (a)(ii)(B) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (B) no such delisting or suspension is reasonably likely to occur or is pending based on the Company falling below the minimum listing maintenance requirements of such exchange; and
(b)    the conversion of all shares of Convertible Preferred Stock subject to such Redemption would not be limited or otherwise restricted by Section 10(h) or Section 11(d).
“Redemption Date” means the date fixed, pursuant to Section 7(b), for the settlement of the repurchase of the Convertible Preferred Stock by the Holder pursuant to a Redemption.
“Redemption Notice” has the meaning set forth in Section 7(d).
“Redemption Notice Date” means, with respect to a Redemption, the date on which the Holder sends the Redemption Notice for such Redemption pursuant to Section 7(d).
“Redemption Price” means the consideration payable by the Company to repurchase any Convertible Preferred Stock upon its Redemption, calculated pursuant to Section 7(c).
“Reference Property” has the meaning set forth in Section 10(i)(i).
“Reference Property Unit” has the meaning set forth in Section 10(i)(i).
“Register” has the meaning set forth in Section 3(f)(ii).
“Registrar” has the meaning set forth in Section 3(f)(i).
“Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each March 31, June 30, September 30 and December 31 of each year, beginning on the first such date occurring after the Initial Issue Date (or beginning on such other date specified in the Certificate evidencing such share).
“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.
“Regular Dividend Rate” means (x) six percent (6.0%) per annum, which shall increase by one percentage point on each anniversary of the Initial Issue Date from and after the sixth anniversary of the Initial Issue Date or (y) to the extent and during the period with respect to which such rate has been adjusted as provided in Section 8(b), such adjusted rate; provided, if there are Default Accrued Dividends on an applicable Regular Dividend Record Date, the Regular Dividend Rate for the Regular Dividend Period ending on, but excluding, such Regular Dividend Payment Date shall be the Default Dividend Rate (with such Default Dividend Rate being determined prior to giving effect to this proviso).

“Regular Dividend Record Date” has the following meaning: (a) March 15th, in the case of a Regular Dividend Payment Date occurring on March 31st; (b) June 15th, in the case of a Regular Dividend Payment Date occurring on June 30th; (c) September 15th, in the case of a Regular Dividend Payment Date occurring on September 30th; and (d) December 15th, in the case of a Regular Dividend Payment Date occurring on December 31st.
“Regular Dividends” has the meaning set forth in Section 5(a)(i).
“Repurchase Upon Fundamental Change” means the repurchase of any Convertible Preferred Stock by the Company pursuant to Section 8.
“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B.
“Return Factor” means 140%, and such percentage shall increase (a) on the second anniversary of the Initial Issue Date and on each anniversary of the Initial Issue Date thereafter until (and including) the fifth anniversary by 15 percentage points on each such anniversary, (b) on the second anniversary of the Initial Issue Date by an additional 15 percentage points if (i) the Company’s ratio of Net Debt to Consolidated EBITDA on the second anniversary of the Initial Issue Date is greater than 3.5-to-1 and (ii) between the Initial Issue Date and the second anniversary of the Initial Issue Date, the Company has not consummated dispositions of assets that, in the aggregate, resulted in proceeds in excess of $200,000,000, and (c) on the sixth anniversary of the Initial Issue Date and on each anniversary of the Initial Issue Date thereafter by 20 percentage points on each such anniversary. For reference, an illustrative table setting forth the “Return Factor” is included as Schedule A.
“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security” means any Convertible Preferred Stock or Conversion Share.
“Share Agent” means the Transfer Agent or any Registrar, Paying Agent or Conversion Agent.
“Spin-Off Exchange Offer” has the meaning set forth in Section 10(f)(iv)(1).
“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other

Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Successor Person” has the meaning set forth in Section 10(i)(ii).
“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 10(f)(i)(4).
“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.
“Transfer Agent” means Computershare Trust Company, N.A. or its successor.
“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:
(a)    such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;
(b)    such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and
(c)    (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that the Holder, holder or beneficial owner of such Security is not, and has not been during the immediately preceding three (3) months, an Affiliate of the Company.
“Unrestricted Cash” has the meaning set forth in the Credit Agreement.
“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.
Section 2.    Rules of Construction. For purposes of this Certificate of Designations:
(a)    “or” is not exclusive;
(b)    “including” means “including without limitation”;
(c)    “will” expresses a command;

(d)    the “average” of a set of numerical values refers to the arithmetic average of such numerical values;
(e)    a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;
(f)    words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;
(g)    “herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;
(h)    references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and
(i)    the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.
Section 3.    The Convertible Preferred Stock.

(a)    Designation; Par Value. A series of stock of the Company titled the “6.0% Series A Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Convertible Preferred Stock is $1.00 per share.

(b)    Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is two hundred and forty thousand (240,000); provided, however that, by resolution of the Board of Directors, the total number of authorized shares of Convertible Preferred Stock may be increased or reduced to a number that is not less than the number of shares of Convertible Preferred Stock then outstanding.

(c)    Form, Dating and Denominations.

(i)    Form and Date of Certificates Evidencing Convertible Preferred Stock. Each Certificate evidencing any Convertible Preferred Stock will (1) be substantially in the form set forth in Exhibit A and (2) bear the legends required by Section 3(g) and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the depositary.
(ii)    Electronic Certificates; Physical Certificates. The Convertible Preferred Stock will be originally issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates, upon request by the Holder thereof pursuant to customary procedures, subject to Section 3(h).
(iii)    Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (1) each Electronic Certificate will be deemed to include the text of the stock certificate set forth in Exhibit A; (2) any legend or other notation that is required to be included on a Certificate will be deemed to be affixed to any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (3) any reference in this

Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book entry representing such Electronic Certificate in the name of the applicable Holder; (4) upon satisfaction of any applicable requirements of the Texas Business Organizations Code, the Certificate of Formation and the Bylaws of the Company, and any related requirements of the Transfer Agent, in each case, for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.
(iv)    Appointment of Depositary. If any Convertible Preferred Stock is admitted to the book-entry clearance and settlement facilities of any electronic depositary, then, notwithstanding anything to the contrary in this Certificate of Designations, each reference in this Certificate of Designations to the delivery of, or payment on, any such Convertible Preferred Stock, or the delivery of any related notice or demand, will be deemed to be satisfied to the extent the applicable procedures of such depositary governing such delivery or payment, as applicable, are satisfied.
(v)    No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.
(vi)    Registration Numbers. Each Certificate evidencing any share of Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate evidencing any other then-outstanding shares of Convertible Preferred Stock.
(d)    Execution, Countersignature and Delivery.

(i)    Due Execution by the Company. At least two (2) duly authorized Officers will sign each Certificate evidencing any Convertible Preferred Stock on behalf of the Company by manual, facsimile or electronic signature. The validity of any Convertible Preferred Stock will not be affected by the failure of any Officer whose signature is on any Certificate evidencing such Convertible Preferred Stock to hold, at the time such Certificate is countersigned by the Transfer Agent, the same or any other office at the Company.
(ii)    Countersignature by Transfer Agent. No Certificate evidencing any share of Convertible Preferred Stock is valid until such Certificate is countersigned by the Transfer Agent. Each Certificate will be deemed to be duly countersigned only when an authorized signatory of the Transfer Agent (or a duly appointed agent thereof) signs (by manual, facsimile or electronic signature) the countersignature block set forth in such Certificate.
(e)    Method of Payment; Delay When Payment Date is Not a Business Day.

(i)    Method of Payment.
(1)    Electronic Certificates. The Company will pay (or cause the Paying Agent to pay) all cash amounts due on any Convertible Preferred Stock evidenced by an Electronic Certificate, out of funds legally available therefor, by wire transfer of immediately available funds.

(2)    Physical Certificates. The Company will pay (or cause the Paying Agent to pay) all cash amounts due on any Convertible Preferred Stock evidenced by a Physical Certificate, out of funds legally available therefor, as follows:
(A)    if the aggregate Liquidation Preference of the Convertible Preferred Stock evidenced by such Physical Certificate is at least five million dollars ($5,000,000.00) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Convertible Preferred Stock entitled to such cash Dividend or amount has delivered to the Paying Agent, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and
(B)    in all other cases, by check mailed to the address of such Holder set forth in the Register.
To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

(ii)    Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”
(f)    Transfer Agent, Registrar, Paying Agent and Conversion Agent.

(i)    Generally. The Company designates its principal U.S. executive offices, and any office of the Transfer Agent in the continental United States, as an office or agency where Convertible Preferred Stock may be presented for (1) registration of transfer or for exchange (the “Registrar”); (2) payment (the “Paying Agent”); and (3) conversion (the “Conversion Agent”). At all times when any Convertible Preferred Stock is outstanding, the Company will maintain an office in the continental United States constituting the Registrar, Paying Agent and Conversion Agent.
(ii)    Maintenance of the Register. The Company will keep, or cause there to be kept, a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Company will promptly provide a copy of the Register to any Holder upon its request.

(iii)    Subsequent Appointments. By notice to each Holder, the Company may, at any time, appoint any Person (including any Subsidiary of the Company) to act as Registrar, Paying Agent or Conversion Agent.
(iv)    If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (1) it will segregate for the benefit of the Holders all money and other property held by it as Paying Agent or Conversion Agent; and (2) references in this Certificate of Designations to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case, for payment or delivery to any Holders or with respect to the Convertible Preferred Stock, will be deemed to refer to cash or other property so segregated, or to the segregation of such cash or other property, respectively.
(g)    Legends.

(i)    Restricted Stock Legend.
(1)    Each Certificate evidencing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.
(2)    If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(g)(i)(2)), including pursuant to Section 3(i) or 3(k), then the Certificate evidencing such share will bear the Restricted Stock Legend if the Certificate evidencing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate evidencing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.
(ii)    Other Legends. The Certificate evidencing any Convertible Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law, by the rules of any applicable depositary for the Convertible Preferred Stock or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Company to be appropriate.
(iii)    Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Convertible Preferred Stock evidencing by a Certificate bearing any legend required by this Section 3(g) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.
(iv)    Legends on Conversion Shares.
(1)    Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.

(2)    Notwithstanding anything to the contrary in Section 3(g)(iv)(1), a Conversion Share need not bear a legend pursuant to Section 3(g)(iv)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.
(h)    Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i)    Provisions Applicable to All Transfers and Exchanges.
(1)    Generally. Subject to this Section 3(h), Convertible Preferred Stock evidenced by any Certificate may be transferred or exchanged from time to time and the Company will cause the Registrar to record each such transfer or exchange in the Register.
(2)    No Services Charge; Transfer Taxes. The Company and the Share Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Company, the Transfer Agent, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Convertible Preferred Stock, other than exchanges pursuant to Section 3(i) or Section 3(q) not involving any transfer (and; provided, that (A) any such taxes or charges incurred in connection with the original issuance of the Convertible Preferred Stock shall be paid and borne by the Company; and (B) any such taxes or charges incurred in connection with a conversion of the Convertible Preferred Stock pursuant to Section 10 shall be paid and borne as provided in Section 11(c)).
(3)    No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.
(4)    Legends. Each Certificate evidencing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Section 3(g).
(5)    Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Convertible Preferred Stock, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.
(6)    Exchanges to Remove Transfer Restrictions. For the avoidance of doubt, and subject to the terms of this Certificate of Designations, as used in this Section 3(h), an “exchange” of a Certificate includes an exchange effected for the sole purpose of removing any Restricted Stock Legend affixed to such Certificate.
(ii)    Transfers and Exchanges of Convertible Preferred Stock.

(1)    Subject to this Section 3(h), a Holder of any Convertible Preferred Stock evidenced by a Certificate may (x) transfer any whole number of shares of such Convertible Preferred Stock to one or more other Person(s); and (y) exchange any whole number of shares of such Convertible Preferred Stock for an equal number of shares of Convertible Preferred Stock evidenced by one or more other Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must, if such Certificate is a Physical Certificate, surrender such Physical Certificate to the office of the Transfer Agent or the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Transfer Agent or the Registrar.
(2)    Upon the satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any whole number of shares of a Holder’s Convertible Preferred Stock evidenced by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(h)(ii)(2)):
(A)    such old Certificate will be promptly cancelled pursuant to Section 3(m);
(B)    if fewer than all of the shares of Convertible Preferred Stock evidenced by such old Certificate are to be so transferred or exchanged, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(d), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g);
(C)    in the case of a transfer to a transferee, the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(d), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 3(g); and
(D)    in the case of an exchange, the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(d), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock to be so exchanged; (y) are registered in the name of the Person to whom such old Certificate was registered; and (z) bear each legend, if any, required by Section 3(g).
(iii)    Transfers of Shares Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Company, the Transfer Agent and the Registrar will not be required to register the transfer of or exchange any share of Convertible Preferred Stock that has been called for

Redemption, subject to a Repurchase upon Fundamental Change or surrendered for conversion.
(i)    Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or a Redemption.

(i)    Partial Conversions of Physical Certificates and Partial Repurchases of Physical Certificates Pursuant to a Repurchase Upon Fundamental Change or a Redemption. If fewer than all of the shares of Convertible Preferred Stock evidenced by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(i)(i)) are to be converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Fundamental Change or a Redemption, then, as soon as reasonably practicable after such Physical Certificate is surrendered for such conversion or repurchase, as applicable, the Company will cause such Physical Certificate to be exchanged, pursuant and subject to Section 3(h), for (1) one or more Physical Certificates that each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Physical Certificate that are not to be so converted or repurchased, as applicable, and deliver such Physical Certificate(s) to such Holder; and (2) a Physical Certificate evidencing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Physical Certificate that are to be so converted or repurchased, as applicable, which Physical Certificate will be converted or repurchased, as applicable, pursuant to the terms of this Certificate of Designations; provided, however, that the Physical Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 3(o).
(ii)    Cancellation of Convertible Preferred Stock that Is Converted and Convertible Preferred Stock that Is Repurchased Pursuant to a Repurchase Upon Fundamental Change or a Redemption. If shares of Convertible Preferred Stock evidenced by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(i)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(i)(ii)) are to be converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Fundamental Change or a Redemption, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(o) and the time such old Certificate is surrendered for such conversion or repurchase, as applicable, (1) such old Certificate will be cancelled pursuant to Section 3(m); and (2) in the case of a partial conversion or repurchase, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(d), one or more Certificates that (x) each evidence a whole number of shares of Convertible Preferred Stock and, in the aggregate, evidence a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock evidenced by such old Certificate that are not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g).
(j)    Status of Retired or Treasury Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed, automatically and without any further action of the Board of Directors, to be retired and to resume the status of an authorized and unissued share of preferred stock of the Company, and such share cannot thereafter be reissued as Convertible Preferred Stock.

(k)    Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) evidencing such Convertible Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(c), a replacement Certificate evidencing such Convertible Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken Certificate evidencing Convertible Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced. Every replacement Certificate evidencing Convertible Preferred Stock issued pursuant to this Section 3(j) will, upon such replacement, be deemed to be evidence of outstanding Convertible Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Convertible Preferred Stock then outstanding.

(l)    Registered Holders. Only the Holder of any share of Convertible Preferred Stock will have rights under this Certificate of Designations as the owner of such share of Convertible Preferred Stock.

(m)    Cancellation. The Company may at any time deliver Certificates evidencing Convertible Preferred Stock, if any, to the Transfer Agent for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Transfer Agent each share of Convertible Preferred Stock duly surrendered to them for transfer, exchange, payment or conversion. The Company will cause the Transfer Agent to promptly cancel all Certificates evidencing shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(n)    Shares Held by the Company or its Subsidiaries. Without limiting the generality of Section 3(j) and Section 3(o), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Company or any of its Subsidiaries will be deemed not to be outstanding.

(o)    Outstanding Shares.

(i)    Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares indicated as outstanding in the Register (absent manifest error), excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(m); (2) paid in full upon their conversion or upon their repurchase pursuant to a Repurchase Upon Fundamental Change or a Redemption in accordance with this Certificate of Designations; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), (iv) or (v) of this Section 3(o).
(ii)    Replaced Shares. If any Certificate evidencing any share of Convertible Preferred Stock is replaced pursuant to Section 3(k), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii)    Shares to Be Repurchased Pursuant to a Redemption. If, on a Redemption Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Redemption Price due on such date, then (unless there occurs a default in the payment of the Redemption Price) (1) the Convertible Preferred Stock to be redeemed on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(d)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Redemption Price as provided in Section 7 (and, if applicable, Dividends as provided in Section 5(d)).
(iv)    Shares to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change. If, on a Fundamental Change Repurchase Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Fundamental Change Repurchase Price due on such date, then (unless there occurs a default in the payment of the Fundamental Change Repurchase Price) (1) the Convertible Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(d)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Fundamental Change Repurchase Price as provided in Section 8 (and, if applicable, Dividends as provided in Section 5(d)).
(v)    Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such conversion): (1) such Convertible Preferred Stock will be deemed to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(d)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 10 (and, if applicable, Dividends as provided in Section 5(d)).
(p)    Repurchases by the Company and its Subsidiaries. Without limiting the generality of Section 3(m) and the next sentence, the Company and its Subsidiaries may, from time to time, repurchase Convertible Preferred Stock in open market purchases or in negotiated transactions without delivering prior notice to Holders. The Company will promptly deliver to the Transfer Agent for cancellation all Convertible Preferred Stock that the Company or any of its Subsidiaries have purchased or otherwise acquired.

(q)    Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 9, if any amendment, supplement or waiver to the Certificate of Formation (including this Certificate of Designations) changes the terms of any Convertible Preferred Stock, then the Company may, in its discretion, require the Holder of the Certificate evidencing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Convertible Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case, in accordance with Section 3(c), a new Certificate evidencing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate evidencing any Convertible Preferred Stock pursuant to this Section 3(q) will not impair or affect the validity of such amendment, supplement or waiver.

Section 4.    Ranking. The Convertible Preferred Stock will rank (a) senior to (i) Dividend Junior Securities with respect to the payment of dividends; and (ii) Liquidation Junior Securities with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Securities with respect to the payment of dividends; and (ii) Liquidation Parity Securities with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Securities with respect to the payment of dividends; and (ii) Liquidation Senior Securities with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

Section 5.    Dividends.

(a)    Regular Dividends.

(i)    Accumulation and Payment of Regular Dividends. The Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to the Regular Dividend Rate on the Liquidation Preference plus any accrued and unpaid dividends in respect of the Convertible Preferred Stock, whether or not declared (and including, for the avoidance of doubt, any previously accrued and unpaid dividends in respect of the Convertible Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(b)) (calculated in accordance with Section 5(a)(ii)), regardless of whether or not declared or funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(b)), such Regular Dividends will be payable when, as and if declared by the Board of Directors, quarterly in arrears on each Regular Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Regular Dividend Record Date. Regular Dividends on the Convertible Preferred Stock will accumulate daily from, and including, the last date on which Regular Dividends have been paid (or, if no Regular Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.
(ii)    Computation of Accumulated Regular Dividends. Accumulated Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. Regular Dividends on each share of Convertible Preferred Stock will accrue on the Liquidation Preference (plus any accrued and unpaid dividends in respect of the Convertible Preferred Stock, whether or not declared (and including, for the avoidance of doubt, any previously accrued and unpaid dividends in respect of the Convertible Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(b))) of such share as of immediately before the Close of Business on the preceding Regular Dividend Payment Date (or, if there is no preceding Regular Dividend Payment Date, on the Initial Issue Date of such share).
(b)    Calculation of Regular Dividends. With respect to any Regular Dividend Payment Date on or prior to the five (5) year anniversary of the Initial Issue Date, dividends may be paid in cash or, at the Company’s option, instead the dollar amount (expressed as an amount per share of Convertible Preferred Stock) of each Regular Dividend on the Convertible Preferred Stock (whether or not declared) that has accumulated on the Convertible Preferred Stock in respect of the Regular Dividend Period ending on, but excluding, a Regular Dividend Payment Date, will be added, effective immediately before the Close of Business on the related Regular Dividend Payment Date, to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time. Such addition (if any) will occur automatically, without the need for any action on the part of the Company or any other Person, and any such Regular Dividends added to the Liquidation Preference of any share of Convertible Preferred Stock shall, without duplication, be deemed to reduce any accrued and unpaid dividends on such share of Convertible Preferred Stock for purposes hereof. With respect to any Regular Dividend Payment Date after the five (5) year anniversary of the Initial Issue Date, Regular Dividends shall only be payable in cash, out of funds legally available therefor, when and if declared by the Board of Directors; provided that, to the extent that the Board of Directors fails to declare any such Regular Dividends and pay in cash, such Regular Dividend shall accrue at the then-applicable Default Dividend Rate, in which case the dollar amount (expressed as an amount per share of Convertible Preferred Stock) of each Regular Dividend on the Convertible Preferred Stock (whether or not declared) that has accumulated on the Convertible Preferred Stock at the then-applicable Default Dividend Rate in respect of the Regular Dividend Period ending on, but excluding, a Regular Dividend Payment Date, will be added, effective immediately before the Close of Business on the related Regular Dividend Payment Date (and shall remain until declared and paid in cash), to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time (it being understood that such addition will occur automatically, without the need for any action on the part of the Company or any other Person) (such addition described in this proviso, a “Default Dividend Accrual”).

(c)    Participating Dividends.
(i)    Generally. Subject to Section 5(c)(ii), no dividend or other distribution on the Common Stock (whether in cash, securities (including rights or options) or other property, or any combination of the foregoing) will be declared or paid on the Common Stock (other than a regular quarterly dividend of up to $0.17 per share of Common Stock) unless, at the time of such declaration and payment, both (x) no Default Accrued Dividends are outstanding and (y) an equivalent dividend or distribution is declared and paid, respectively, on the Convertible Preferred Stock (such a dividend or distribution on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend or distribution on the Common Stock, the “Common Stock Participating Dividend”), such that (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Participating Dividend; and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividend in respect of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10 but without regard to Section 10(h) or Section 11(d)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).
(ii)    Stockholder Rights Plans, Common Stock Change Events and Stock Splits, Dividends and Combinations. Section 5(c)(i) will not apply to, and no Participating Dividend will be required to be declared or paid in respect of, (1) a Common Stock Change Event, as to which Section 10(i) will apply; (2) an event for which an adjustment to the Conversion Price is required pursuant to Section 10(f)(i), as to which the applicable provision of Section 10(f)(i) will apply (provided, however, that the Holders may elect, by written action of the Majority Holders delivered to the Company prior to the relevant Record Date, to receive a Participating Dividend in lieu of an adjustment to the Conversion Price pursuant to Section 10(f)(i)(2) through (3)); (3) a Distribution Transaction where the Majority Holders elect to engage in a Spin-Off Exchange Offer, and such Spin-Off Exchange Offer is completed pursuant to Section 10(f)(iv), and (4) rights issued pursuant to a stockholder rights plan.
(d)    Treatment of Dividends Upon Redemption, Repurchase Upon Fundamental Change or Conversion. If the Redemption Date, Fundamental Change Repurchase Date or Conversion Date (as applicable) of any share of Convertible Preferred Stock is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption, Repurchase Upon Fundamental Change or conversion (as applicable) to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared Dividend on such share. Regular Dividends on any share of Convertible Preferred Stock will cease to accumulate from and after the Redemption Date, Fundamental Change Repurchase Date or Conversion Date (as applicable) for such share, unless the Company defaults in the payment of the applicable redemption price or conversion consideration, in which case Regular Dividends shall continue to accrue at the Default Dividend Rate.

Section 6.    Rights Upon Liquidation, Dissolution or Winding Up.

(a)    Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily (any such event, a “Liquidation Event”), then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Securities, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment for the greatest of the amounts set forth in clauses (i), (ii) and (iii) below out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Securities:
(i)    the Liquidation Preference, plus any accrued and unpaid dividends in respect of the Convertible Preferred Stock, whether or not declared;
(ii)    the sum of (A) the product of (x) the Initial Liquidation Preference, multiplied by (y) the Return Factor as of the date of the Liquidation Event minus (B) the cumulative amount of Prior Dividends paid in respect of such share prior to the date of the Liquidation Event; and
(iii)    the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such share of Convertible Preferred Stock in connection with an Optional Conversion assuming the Conversion Date of such conversion occurs on the date of such payment.
    Upon payment of such amount in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Securities, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Securities, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Securities in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b)    Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.
Section 7.    Redemption at the Option of the Company.
(a)    Right to Redeem. Subject to the terms of this Section 7 and the right of a Holder to effect an Optional Conversion prior to any Redemption, the Company has the right, at its election, to repurchase, by irrevocable, written notice to each Holder, all or any portion (but in no less than $10,000,000.00 increments based on the Liquidation Preference as of the date of the Redemption Notice (or such lesser amount to the extent the Redemption Notice relates to all of the outstanding shares of the Convertible Preferred Stock)) of the then-outstanding shares of Convertible Preferred Stock, at any time, on a Redemption Date, out of funds legally available therefor, for a cash purchase price equal to the Redemption Price (each such redemption, a “Redemption”).
(b)    Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than thirty (30), nor less than ten (10), Business Days after the Redemption Notice Date for such Redemption.
(c)    Redemption Price. The Redemption Price for any share of Convertible Preferred Stock to be repurchased pursuant to a Redemption is an amount in cash equal to the greatest of (i) the Liquidation Preference of such share, plus any accrued and unpaid dividends in respect of the Convertible Preferred Stock, whether or not declared, up to but not including the Redemption Date of such share; (ii) the sum of (A) the product of (x) the Initial Liquidation Preference, multiplied by (y) the Return Factor as of the Redemption Date minus (B) (x) the cumulative amount of Prior Dividends paid in respect of such share prior to the Redemption Date for such Redemption and (y) any amounts of cash paid to the Holder in respect of such share on the Redemption Date pursuant to Section 5(d); and (iii) the amount the Holder of such share of Convertible Preferred Stock would have received had such Holder, immediately prior to such Redemption Date, converted such shares of Convertible Preferred Stock into Common Stock pursuant to Section 10(a), without regard to any of the limitations on convertibility contained in Section 10(h) or Section 11(d).
(d)    Redemption Notice. To call any share of Convertible Preferred Stock for Redemption, the Company must send to the Holder of such share a notice of such Redemption (a “Redemption Notice”), which Redemption Notice must state:
(i)    that such share has been called for Redemption;
(ii)    the Redemption Date for such Redemption;
(iii)    the aggregate number of shares subject to Redemption;
(iv)    the number of such Holder’s shares subject to Redemption;
(v)    the Redemption Price per share of Convertible Preferred Stock;
(vi)    if the Redemption Date is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 5(d); and

(vii)    the name and address of the Transfer Agent, as well as instructions whereby the Holder may surrender such share to the Transfer Agent.
(e)    Payment of the Redemption Price. The Company will cause the Redemption Price for each share of Convertible Preferred Stock subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date.
(f)    Partial Redemption. In case of Redemption of less than all then-outstanding shares of Convertible Preferred Stock, the shares to be redeemed by the Company shall be allocated among all Holders pro rata on the basis of the aggregate Liquidation Preference of the shares of Convertible Preferred Stock owned by each such Holder.
(g)    Redemption Prohibited in Certain Circumstances. The Company will not effect a Redemption, or otherwise send a Redemption Notice, with respect to any Convertible Preferred Stock pursuant to this Section 7 unless the Redemption Convertibility Conditions are satisfied between the date a Redemption Notice is sent and the proposed date of Redemption. Notwithstanding anything to the contrary in this Section 7, the Company’s election to effect a Redemption, and any related Redemption Notice, will not apply to any share of Convertible Preferred Stock as to which an Optional Conversion Notice has been duly delivered, and not withdrawn.
Section 8.    Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Fundamental Change.

(a)    Fundamental Change Repurchase Right. Subject to the other terms of this Section 8, if a Fundamental Change occurs, then each Holder may, at its election, either (i) effective as of immediately prior to the Fundamental Change, convert all or a portion of its shares of Convertible Preferred Stock pursuant to Section 10 at the then-current Conversion Price or (ii) require the Company to repurchase (the “Fundamental Change Repurchase Right”) all, or any whole number of shares that is less than all, of such Holder’s Convertible Preferred Stock that have not been converted pursuant to clause (i) on the Fundamental Change Repurchase Date for such Fundamental Change, out of funds legally available therefor, for a cash purchase price equal to the Fundamental Change Repurchase Price.

(b)    Funds Legally Available for Payment of Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions. If the Company does not have sufficient funds legally available to pay the Fundamental Change Repurchase Price of all shares of Convertible Preferred Stock that are to be repurchased pursuant to a Repurchase Upon Fundamental Change, then the Company shall (1) pay the maximum amount of such Fundamental Change Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Convertible Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase Upon Fundamental Change; and (2) purchase any shares of Convertible Preferred Stock not purchased because of the foregoing limitations at the applicable Fundamental Change Repurchase Price as soon as practicable after the Company is able to make such purchase out of assets legally available for the purchase of such shares of Convertible Preferred Stock. The inability of the Company (or its successor) to make a purchase payment for any reason shall not relieve the Company (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law. If the Company fails to pay the Fundamental Change Repurchase Price in full when due in accordance with this Section 8 in respect of some or all of the shares of Convertible Preferred Stock to be repurchased pursuant to the Fundamental Change Repurchase Right, the Company will pay Dividends on such shares not repurchased at the Default Dividend Rate until such shares are repurchased, payable quarterly in arrears, out of funds legally available, on each Dividend Payment Date, for the period from and including the first Dividend Payment Date (or the Initial Issue Date, as applicable) upon which the Company fails to pay the Fundamental Change Repurchase Price in full when due in accordance with this Section 8 through but not including the latest of the day upon which the Company pays the Fundamental Change Repurchase Price in full in accordance with this Section 8. Notwithstanding the foregoing, in the event a Holder exercises a Fundamental Change Repurchase Right pursuant to this Section 8 at a time when the Company is restricted or prohibited (contractually or otherwise) from repurchasing some or all of the Convertible Preferred Stock subject to the Fundamental Change Repurchase Right, the Company will use its commercially reasonable efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 8. The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Fundamental Change unless the Company in good faith believes that it (or, in the event of a sale of the Company, its acquiror) will have sufficient funds legally available to fully pay the maximum aggregate Fundamental Change Repurchase Price that would be payable in respect of such Fundamental Change on all shares of Convertible Preferred Stock then outstanding.

(c)    Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no later than the anticipated effective date of such Fundamental Change (subject to extension by the Company in the event of a change in the anticipated effective date of such Fundamental Change).

(d)    Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any share of Convertible Preferred Stock to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the greatest of (i) the Liquidation Preference, plus any accrued and unpaid dividends in respect of the Convertible Preferred Stock, whether or not declared, (ii) the sum of (A) the product of (x) the Initial Liquidation Preference, multiplied by (y) the Return Factor as of the Redemption Date minus (B) (x) the cumulative amount of Prior Dividends paid in respect of such share prior to the Fundamental Change Repurchase Date for such Fundamental Change and (y) in any amounts of cash paid to the Holder in respect of such share on the Fundamental Change Repurchase Date pursuant to Section 5(d); and (iii) the amount the Holder of such share of Convertible Preferred Stock would have received had such Holder, immediately prior to such Fundamental Change, converted such shares of Convertible Preferred Stock into Common Stock pursuant to Section 10(a), without regard to any of the limitations on convertibility contained in Section 10(h) or Section 11(d).

(e)    Initial Fundamental Change Notice. On or before the twentieth (20th) Business Day prior to the date on which the Company anticipates consummating a Fundamental Change (or, if later, promptly after the Company discovers that a Fundamental Change may occur), a written notice shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall contain the date on which the Fundamental Change is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Fundamental Change was filed) (the “Initial Fundamental Change Notice”). No later than ten (10) Business Days prior to the date on which the Company anticipates consummating the Fundamental Change as set forth in the Initial Fundamental Change Notice (or, if the Fundamental Change has already occurred as provided in the Initial Fundamental Change Notice, promptly, but no later than the tenth (10th) Business Day following receipt thereof), any Holder that desires to exercise its rights pursuant to Section 8(a) shall notify the Company in writing thereof and shall specify (x) whether such Holder is electing to exercise its rights pursuant to clause (i) or (ii) of Section 8(a) and (y) the number of shares of Convertible Preferred Stock subject thereto.

(f)    Final Fundamental Change Notice. If a Holder elects pursuant to Section 8(e) to exercise its Fundamental Change Repurchase Right pursuant to Section 8(a)(ii), on or before the fifth (5th) Business Day prior to the anticipated effective date of a Fundamental Change, the Company will send to each Holder a notice of such Fundamental Change (a “Final Fundamental Change Notice”). To the extent not specific in the Initial Fundamental Change Notice, such Final Fundamental Change Notice must state:

(i)    briefly, the events causing such Fundamental Change;
(ii)    the anticipated effective date of such Fundamental Change;
(iii)    the procedures that a Holder must follow to require the Company to repurchase its Convertible Preferred Stock pursuant to this Section 8, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;
(iv)    the Fundamental Change Repurchase Date for such Fundamental Change;
(v)    the Fundamental Change Repurchase Price per share of Convertible Preferred Stock, including reasonable detail of the calculation thereof;
(vi)    if the Fundamental Change Repurchase Date is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, that such Dividend will be paid in accordance with Section 5(d);
(vii)    the name and address of the Transfer Agent and the Conversion Agent;
(viii)    the Conversion Price in effect on the date of such Final Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Price that may result from such Fundamental Change;
(ix)    that Convertible Preferred Stock may be converted pursuant to Section 10 at any time before the Close of Business on the second Business Day immediately before the related Fundamental Change Repurchase Date (or, if the Company fails to pay the Fundamental Change Repurchase Price due on such Fundamental Change Repurchase Date in full, at any time until such time as the Company pays such Fundamental Change Repurchase Price in full);
(x)    that shares of Convertible Preferred Stock for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price; and
(xi)    that shares of Convertible Preferred Stock that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Certificate of Designations.
(g)    Procedures to Exercise the Fundamental Change Repurchase Right.

(i)    Delivery of Fundamental Change Repurchase Notice and Shares of Convertible Preferred Stock to Be Repurchased. To exercise its Fundamental Change

Repurchase Right for any share(s) of Convertible Preferred Stock following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:
(1)    before the Close of Business on the second Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such share(s); and
(2)    such share(s), duly endorsed for transfer (to the extent such share(s) are evidenced by one or more Physical Certificates).
(ii)    Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to any share(s) of Convertible Preferred Stock must state:
(1)    if such share(s) are evidenced by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);
(2)    the number of shares of Convertible Preferred Stock to be repurchased, which must be a whole number; and
(3)    that such Holder is exercising its Fundamental Change Repurchase Right with respect to such share(s).
(iii)    Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to any share(s) of Convertible Preferred Stock may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:
(1)    if such share(s) are evidenced by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);
(2)    the number of shares of Convertible Preferred Stock to be withdrawn, which must be a whole number; and
(3)    the number of shares of Convertible Preferred Stock, if any, that remain subject to such Fundamental Change Repurchase Notice, which must be a whole number.
If any Holder delivers to the Paying Agent any such withdrawal notice withdrawing any share(s) of Convertible Preferred Stock from any Fundamental Change Repurchase Notice previously delivered to the Paying Agent, and such share(s) have been surrendered to the Paying Agent, then such share(s) will be returned to the Holder thereof.

(h)    Payment of the Fundamental Change Repurchase Price. Subject to Section 8(b), the Company will cause the Fundamental Change Repurchase Price for each share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the applicable Fundamental Change Repurchase Date (or, if later in the case such share is evidenced by a Physical Certificate, the date the Physical Certificate evidencing such share is delivered to the Paying Agent).

(i)    Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 8, the Company will be deemed to satisfy its obligations under this Section 8 if one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Convertible Preferred Stock otherwise required by this Section 8 in a manner that would have satisfied the requirements of this Section 8 if conducted directly by the Company.

(j)    Fundamental Change Agreements. The Company shall not enter into any agreement for a transaction constituting a Fundamental Change (which, for the avoidance of doubt, shall not include a Fundamental Change of the types specified in clause (e) of the definition thereof that is involuntary) unless (i) such agreement provides for, or does not interfere with or prevent (as applicable), the exercise by the Holders of their Fundamental Change Repurchase Right in a manner that is consistent with, and gives effect to, this Section 8 and (ii) the acquiring or surviving Person in such Fundamental Change represents and covenants, in form and substance reasonably satisfactory to the Board of Directors acting in good faith, that at the closing of such Fundamental Change that such Person shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Company’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to consummate such Fundamental Change and the payment the Fundamental Change Repurchase Price in respect of shares of Convertible Preferred Stock that have not been converted into Common Stock prior to the Fundamental Change Repurchase Date pursuant to this Section 8 or Section 10, as applicable.
Section 9.    Voting Rights. The Convertible Preferred Stock will have no voting rights except as set forth in this Section 9 or as otherwise provided in the Certificate of Formation or required by the Texas Business Organizations Code.

(a)    Voting and Consent Rights with Respect to Specified Matters.

(i)    Generally. Subject to the other provisions of this Section 9(a), each following event will require, and cannot be effected without, the affirmative vote or consent of (x) while any share of the Convertible Preferred Stock is outstanding with respect to Section 9(a)(i)(1), Section 9(a)(i)(2) and Section 9(a)(i)(8), and (y) while at least twenty-five percent (25%) of the Convertible Preferred Stock issued on the Initial Issue Date is outstanding with respect to Section 9(a)(i)(3), Section 9(a)(i)(4), Section 9(a)(i)(5), Section 9(a)(i)(6) and Section 9(a)(i)(7) (but treating any shares of Convertible Preferred Stock that have been redeemed as still outstanding unless more than 75% of the shares of Convertible Preferred Stock have been redeemed), Majority Holders:
(1)    any amendment, modification or repeal of any provision of the Certificate of Formation (including this Certificate of Designations) or Bylaws that adversely affects the rights, preferences or voting powers of the Convertible Preferred Stock (other than an amendment, modification or repeal permitted by Section 9(a)(ii)) as determined by the Board of Directors in good faith;
(2)    any issuances by the Company (including refinancings or exchanges) of shares of, or other securities convertible into, Dividend Parity Securities, Liquidation Parity Securities, Dividend Senior Securities or Liquidation Senior Securities;
(3)    the Company or any of its subsidiaries, directly or indirectly, creating, incurring, issuing, assuming, guarantying or otherwise becoming liable, contingently or otherwise, with respect to any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness of the Company or any of its subsidiaries incurred under the Credit Agreement (ignoring any amendments, supplements or modifications thereto occurring after the Initial Issue Date) and outstanding on the Initial Issue Date (a “Refinancing”); provided, no Holder shall unreasonably withhold their vote or consent under this Section 9(a)(i)(3) if doing so would reasonably be expected to result in the Company filing for bankruptcy or the occurrence of an Event of Default (as defined in the Credit Agreement), unless such Holder has proposed (or caused a third party to propose) to the Company a reasonable alternative to the Company’s proposed Refinancing;
(4)    any voluntary dissolution, liquidation, bankruptcy or winding up of the Company or any deregistration or delisting of the Common Stock of the Company;
(5)    the Company or any of its subsidiaries, directly or indirectly, creating, incurring, issuing, assuming, guarantying or otherwise becoming liable, contingently or otherwise, with respect to any Indebtedness, including any Indebtedness of the Company or its subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company, unless the Company and its subsidiaries’ ratio of Net Debt to Consolidated EBITDA would be less than a ratio of 5.50 to 1.00 on a pro forma basis giving effect to such incurrence and the use of proceeds therefrom; provided, no vote or consent of the Convertible Preferred Stock shall be required for the Company to make a Revolving Credit Borrowing (as defined in the Credit Agreement) to the extent such Revolving Credit Borrowing is not prohibited by the Credit Agreement (without taking into account any waiver thereunder in respect of such borrowing);
(6)    any dividends or distributions upon, or redemptions of, shares of Common Stock unless the Company and its subsidiaries’ ratio of Net Debt to Consolidated EBITDA would be less than a ratio of 5.5;
(7)    any acquisition, investment, sale, disposition or similar transaction (whether of an entity, business, equity interests or assets) by the Company or any of its subsidiaries, directly or indirectly, and whether in a single transaction or series or related transactions, that has total consideration (whether in the form of cash, indebtedness, equity interests or other securities and treating the assumption of liabilities as consideration) of at least $250,000,000 (or, when the Company’s Market Capitalization is $2,000,000,000 or greater, has total consideration (including assumption of liabilities) of at least $500,000,000); or
(8)    any arrangement or transaction between the Company and its subsidiaries, on the one hand, and any Affiliate of the Company or any of its subsidiaries, on the other hand, except for any such arrangement or transaction on arms’-length terms as determined by the Board of Directors in good faith;
provided, however, that each of the following will be deemed not to adversely affect the special rights, preferences or voting powers of the Convertible Preferred Stock and will not require any vote or consent pursuant to Section 9(a)(i)(1) and Section 9(a)(i)(2):
(I)    any increase in the number of the authorized but unissued shares of the Company’s undesignated preferred stock;

(II)    any increase in the number of authorized shares of Convertible Preferred Stock as necessary with respect to issuances of shares of Convertible Preferred Stock in respect of Convertible Preferred Stock that was issued on the Initial Issue Date;
(III)    the creation and issuance, or increase in the authorized or issued number, of any shares of any class or series of stock that is both Dividend Junior Securities and Liquidation Junior Securities; and
(IV)    the application of Section 10(i), including the execution and delivery of any supplemental instruments pursuant to Section 10(i)(ii) solely to give effect to such provision.
(ii)    Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 9(a)(i)(1), the Company may amend, modify or repeal any of the terms of the Convertible Preferred Stock without the vote or consent of any Holder to (x) amend or correct this Certificate of Designations to cure any ambiguity or correct any omission, defect or inconsistency or (y) make any other change to the Certificate of Formation, this Certificate of Designations or the Certificates representing the Convertible Preferred Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any Holder (other than any Holders that have consented to such change), as such (as determined by the Board of Directors in good faith).
(b)    Right to Vote with Holders of Common Stock on an As-Converted Basis. Subject to the other provisions of, and without limiting the other voting rights provided in, this Section 9, and except as provided in the Certificate of Formation or restricted by the Texas Business Organizations Code, the Holders will have the right to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, for these purposes, (i) the Convertible Preferred Stock of each Holder will entitle such Holder to be treated as if such Holder were the holder of record, as of the record or other relevant date for such matter, of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10(e), including Section 10(e)(ii)) upon conversion of such Convertible Preferred Stock assuming such Convertible Preferred Stock were converted with a Conversion Date occurring on such record or other relevant date; and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Formation, the Bylaws of the Company, and the Texas Business Organizations Code as if the Holders were holders of Common Stock. Notwithstanding the foregoing, the aggregate voting power of the Convertible Preferred Stock when voting with the holders of the Common Stock shall be limited to the extent necessary to comply with the NYSE Listed Company Manual, and any resulting limitation on the voting rights of the Convertible Preferred Stock shall apply pro rata among the Holders thereof. Notwithstanding the above provisions, until the HSR Date (as defined below) with respect to any HSR Holder (as defined below), such HSR Holder shall only be entitled to vote a number of shares of Series A Preferred Stock on any matters relating to the election, designation, removal or replacement of members of the Board of Directors to the extent that such number of shares of Series A Preferred Stock together with such HSR Holder’s other shares of Common Stock and any other securities of the Company that vote on any matters relating to the election, designation, removal or replacement of members of the Board of Directors does not exceed the HSR Amount in the aggregate. For purposes of this Section 9(b), (A) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations, (B) “HSR Amount” means the number of voting securities of the Company that may be obtained by an Acquiring Person (as defined by the HSR Act, including the ultimate parent entity and all entities included within it, and taking into account any applicable exemptions) prior to the HSR Date, without incurring a notification obligation under the HSR Act, with the number and class(es) of voting securities constituting the HSR Amount to be determined by the HSR Holder in consultation with its legal counsel, (C) “HSR Date” means the date on which all applicable approvals, clearances or waiting periods under the HSR Act (if any) shall have been obtained, expired or been terminated and (C) “HSR Holder” means a shareholder that is an Acquiring Person (as defined under the HSR Act) whose ability to acquire voting securities of the Company in excess of the HSR Amount is restricted by the HSR Act prior to the HSR Date.

(c)    Procedures for Voting and Consents.

(i)    Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at an annual meeting or a special meeting of stockholders, then (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by Holders, of directors for election; provided, however, that with respect to any voting rights of the Holders pursuant to Section 9(b), such rules and procedures will be the same rules and procedures that apply to holders of the Common Stock with respect to the applicable matter referred to in Section 9(b).
(ii)    Voting Power of the Convertible Preferred Stock. Each share of Convertible Preferred Stock outstanding as of the applicable record date will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock.
(iii)    Written Consent in Lieu of Stockholder Meeting. Notwithstanding anything to the contrary otherwise set forth in the Certificate of Formation, the Bylaws or otherwise, a consent or affirmative vote of the Holders pursuant to Section 9(a) may be given or obtained in writing without a meeting.
Section 10.    Conversion.

(a)    Generally. Subject to the provisions of this Section 10, the Convertible Preferred Stock may be converted only pursuant to a Mandatory Conversion or an Optional Conversion.

(b)    Conversion at the Option of the Holders.

(i)    Conversion Right; When Shares May Be Submitted for Optional Conversion. Holders will have the right to submit all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock pursuant to an Optional Conversion at any time (but in no less than $100,000.00 increments based on the Liquidation Preference as of the date of the Optional Conversion (or such lesser amount to the extent the Optional Conversion relates to all of the outstanding shares of the such Holder)); provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations,
(1)    if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 8(g)(i) with respect to any share of Convertible Preferred Stock, then such share may not be submitted for Optional Conversion after the

Business Day prior to the consummation of the Fundamental Change, except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Section 8(g)(iii); or (C) the Company fails to pay the Fundamental Change Repurchase Price for such share in accordance with this Certificate of Designations;
(2)    no Convertible Preferred Stock may be submitted for Optional Conversion to the extent limited by Section 10(h) or Section 11(d);
(3)    shares of Convertible Preferred Stock that are called for Redemption may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full); and
(4)    shares of Convertible Preferred Stock that are subject to Mandatory Conversion may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Mandatory Conversion Date.
(ii)    Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.
(c)    Mandatory Conversion at the Company’s Election.
(i)    Mandatory Conversion Right. Subject to the provisions of this Section 10, in any given fiscal quarter of the Company beginning on or after the two (2) year anniversary of the Initial Issue Date, the Company has the right (the “Mandatory Conversion Right”), exercisable at its election, to designate any Business Day in such fiscal quarter as a Conversion Date for the conversion (such a conversion, a “Mandatory Conversion”) of up to 25% of the number of shares of Convertible Preferred Stock outstanding on the Initial Issue Date, but only if the Last Reported Sale Price per share of Common Stock exceeds one hundred and eighty five percent (185%) of the Conversion Price on each of the last twenty (20) Trading Days ending on, and including, the Trading Day immediately before the Mandatory Conversion Notice Date for such Mandatory Conversion.
(ii)    Mandatory Conversion Prohibited in Certain Circumstances. The Company will not exercise its Mandatory Conversion Right, or otherwise send a Mandatory Conversion Notice, with respect to any Convertible Preferred Stock pursuant to this Section 10(c) unless the Common Stock Mandatory Conversion Conditions are satisfied with respect to the Mandatory Conversion. Notwithstanding anything to the contrary in this Section 10(c), the Company’s exercise of its Mandatory Conversion Right, and any related Mandatory Conversion Notice, will not apply to any share of Convertible Preferred Stock as to which a Fundamental Change Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(g). Notwithstanding anything to the contrary in this Section 10(c), the Company cannot exercise its Mandatory Conversion Right with respect to any shares of Convertible Preferred Stock to the extent limited by Section 10(h) or Section 11(d).

(iii)    Mandatory Conversion Date. The Mandatory Conversion Date for any Mandatory Conversion will be a Business Day of the Company’s choosing that is no more than twenty (20), nor less than ten (10), Business Days after the Mandatory Conversion Notice Date for such Mandatory Conversion.
(iv)    Mandatory Conversion Notice. To exercise its Mandatory Conversion Right with respect to any shares of Convertible Preferred Stock, the Company must send to each Holder of such shares a written notice of such exercise (a “Mandatory Conversion Notice”).
(v)    Such Mandatory Conversion Notice must state:
(1)    that the Company has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the shares of Convertible Preferred Stock, briefly describing the Company’s Mandatory Conversion Right under this Certificate of Designations;
(2)    the Mandatory Conversion Date for such Mandatory Conversion and the date scheduled for the settlement of such Mandatory Conversion;
(3)    the name and address of the Paying Agent and the Conversion Agent, as well as instructions whereby the Holder may surrender such share to the Transfer Agent or Conversion Agent;
(4)    that shares of Convertible Preferred Stock subject to Mandatory Conversion may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time before the Close of Business on the Business Day immediately before the Mandatory Conversion Date; and
(5)    the Conversion Price in effect on the Mandatory Conversion Notice Date for such Mandatory Conversion, the number of shares of Common Stock to be issued to such Holder upon conversion of each share of Convertible Preferred Stock held by such Holder and, if applicable, the amount of accumulated and unpaid Regular Dividends, whether or not declared, in respect of such share of Convertible Preferred Stock as of the Mandatory Conversion Date.
(d)    Conversion Procedures.

(i)    Mandatory Conversion. If the Company duly exercises, in accordance with Section 10(c), its Mandatory Conversion Right with respect to any share of Convertible Preferred Stock, then (1) the Mandatory Conversion of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; (2) the shares of Common Stock due upon such Mandatory Conversion will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be delivered to, the Holder(s) of such share of Convertible Preferred Stock as of the Close of Business on the related Mandatory Conversion Date; and (3) if less than all of the outstanding shares of Convertible Preferred Stock are subject to such Mandatory Conversion, the number of shares of Convertible Preferred Stock of each Holder subject to Mandatory Conversion shall be allocated pro rata among each Holder based on the number of shares of Convertible Preferred Stock held by such Holder.
(ii)    Requirements for Holders to Exercise Optional Conversion Right.

(1)    Generally. To convert any share of Convertible Preferred Stock evidenced by a Certificate pursuant to an Optional Conversion, the Holder of such share must (w) complete, sign (by manual, facsimile or electronic signature) and deliver to the Conversion Agent an Optional Conversion Notice (at which time, in the case such Certificate is an Electronic Certificate, such Optional Conversion will become irrevocable); (x) if such Certificate is a Physical Certificate, deliver such Physical Certificate to the Conversion Agent (at which time such Optional Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (z) if applicable, pay any documentary or other taxes that are required to be paid by the Company as a result of a Holder requesting that shares be registered in a name other than such Holders’ name as described in Section 11(c).
(2)    Optional Conversion Permitted only During Business Hours. Convertible Preferred Stock will be deemed to be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.
(iii)    Treatment of Accumulated Dividends upon Conversion.
(1)    No Adjustments for Accumulated Regular Dividends. Without limiting the operation of Section 5(b), Section 5(d) and Section 10(e)(i), the Conversion Price will not be adjusted to account for any accumulated and unpaid Regular Dividends on any Convertible Preferred Stock being converted.
(2)    Conversions Between A Record Date and a Dividend Payment Date. If the Conversion Date of any share of Convertible Preferred Stock to be converted is after a Record Date for a declared Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then such Dividend will be paid pursuant to Section 5(d) notwithstanding such conversion.
(iv)    When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.
(e)    Settlement upon Conversion.

(i)    Generally. Subject to Section 10(e)(ii), Section 10(h), Section 11(d) and Section 14(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the quotient obtained by dividing (I) the Liquidation Preference (plus any accrued and unpaid dividends in respect of the Convertible Preferred Stock, whether or not declared (and including, for the avoidance of doubt, any previously accrued and unpaid dividends in respect of the Convertible Preferred Stock which have been added to the Liquidation Preference pursuant to Section 5(b)), on such shares of Convertible Preferred Stock to, but excluding, the Conversion Date) for such shares of Convertible Preferred Stock subject to conversion by (II) the Conversion Price, in each case, as of immediately before the Close of Business on such Conversion Date.
(ii)    Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 14(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Company will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, pay cash based on the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).
(iii)    Company’s Right to Settle Optional Conversion in Cash. If any Convertible Preferred Stock is to be converted pursuant to an Optional Conversion, then the Company will have the right to settle such Optional Conversion of such Convertible Preferred Stock (or any portion thereof that represents a whole number of shares) solely in cash in an amount equal to the product of (1) the number of shares of Common Stock that would be issuable upon such Optional Conversion of such Convertible Preferred Stock (or such portion thereof), determined in accordance with this Section 10 (but without regard to Section 10(e)(ii) or this Section 10(e)(iii)); and (2) the Last Reported Sale Price per share of Common Stock on the Conversion Date for such Optional Conversion. Such right can be exercised by the Company solely by providing written notice to the Holder of such Convertible Preferred Stock no later than the Business Day after such Conversion Date, which notice states (x) that the Company has elected to cash settle such Optional Conversion; and (y) the number of shares of such Convertible Preferred Stock as to which such election is made. Once such written notice is so provided exercising such right, such exercise will be irrevocable with respect to such Optional Conversion (without affecting the Company’s right to exercise or not exercise such right with respect to any other Optional Conversion). Notwithstanding anything to the contrary in this Section 10(e)(iii), the Company will not be entitled to exercise its right to settle any Optional Conversion of Convertible Preferred Stock in cash pursuant to this Section 10(e)(iii) unless the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the cash amounts that would be payable in respect of such election.
(iv)    Delivery of Conversion Consideration. Except as provided in Sections 10(f)(i)(3)(B), 10(f)(i)(4) and 10(i), the Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.
(f)    Conversion Price Adjustments.

(i)    Events Requiring an Adjustment to the Conversion Price. The Conversion Price will be adjusted from time to time as follows:

(1)    Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case, excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 10(i) will apply), then the Conversion Price will be adjusted based on the following formula:

where:
CP0    =    the Conversion Price in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CP1    =    the Conversion Price in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0    =    the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1    =    the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 10(f)(i)(1) is declared or announced, but not so paid or made, then the Conversion Price will be readjusted, effective as of the date the Board of Directors, or any Officer acting pursuant to authority conferred by the Board of Directors, determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)    Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Section 10(f)(i)(3)(A) and Section 10(f)(iii) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the Record Date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Price will be decreased based on the following formula:
where:
CP0    =    the Conversion Price in effect immediately before the Close of Business on such Record Date;

CP1    =    the Conversion Price in effect immediately after the Close of Business on such Record Date;

OS    =    the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date;

Y    =    a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced; and

X    =    the total number of shares of Common Stock issuable pursuant to such rights, options or warrants.

To the extent such rights, options or warrants are not so distributed, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 10(f)(i)(2), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.

(3)    Distribution Transactions and Other Distributed Property.
(A)    Distributions Other than Distribution Transactions. If the Company distributes shares of its Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company, or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:
(I)    dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Price is required pursuant to Section 10(f)(i)(1) or 10(f)(i)(2);

(II)    dividends or distributions paid exclusively in cash in which the Convertible Preferred Stock participate to the extent required pursuant to Section 5(c);
(III)    rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 10(f)(iii);
(IV)    Distribution Transactions for which an adjustment to the Conversion Price is required pursuant to Section 10(f)(i)(3)(B);
(V)    a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 10(f)(i)(2) will apply; and
(VI)    a distribution solely pursuant to a Common Stock Change Event, as to which Section 10(i) will apply, then the Conversion Price will be decreased based on the following formula:
where:
CP0    =    the Conversion Price in effect immediately before the Close of Business on the Record Date for such distribution;

CP1    =    the Conversion Price in effect immediately after the Close of Business on such Record Date;

SP    =    the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the Ex-Dividend Date for such distribution; and

FMV    =    the fair market value (as determined by the Board of Directors), as of such Record Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Price, each Holder will receive, for each share of Convertible Preferred Stock held by such Holder on such Record Date, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received in such distribution if such Holder had owned, on such Record Date, a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10(e) but without regard to Section 10(e)(ii), 10(h), 10(e)(iii) or 11(d)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such distribution not to issue or deliver a fractional portion of any Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

To the extent such distribution is not so paid or made, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(B)    Distribution Transactions. If the Company engages in a Distribution Transaction in which it distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate or Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 10(i) will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 10(f)(i)(2) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange, then the Conversion Price will be decreased based on the following formula:
where:
CP0    =    the Conversion Price in effect immediately before the Close of Business on the Record Date for such Distribution Transaction;

CP1    =    the Conversion Price in effect immediately after the Close of Business on such Record Date;

SP    =    the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Distribution Transaction Valuation Period (as defined below); and

FMV    =    the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Distribution Transaction over the ten (10) consecutive Trading Day period (the “Distribution Transaction Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Distribution Transaction (such average to be determined as if references to Common Stock in the definitions of “Last Reported Sale Price,” “Trading Day” and “Market Disruption Event” were instead references to such Capital Stock or equity interests); and (y) the number of share or units of such Capital Stock or equity interests distributed per share of Common Stock in such Distribution Transaction.

provided, however, that in the event of a Distribution Transaction where the Majority Holders elect to engage in a Spin-Off Exchange Offer, and such Spin-Off Exchange Offer is completed pursuant to Section 10(f)(iv), then no adjustment to the Conversion Price shall be made pursuant to this Section 10(f)(i)(3)(B).

The adjustment to the Conversion Price pursuant to this Section 10(f)(i)(3)(B) will be calculated as of the Close of Business on the last Trading Day of the Distribution Transaction Valuation Period that will be given effect immediately after the Close of Business of the Record Date for the Distribution Transaction, with retroactive effect. If the Conversion Date for any share of Convertible Preferred Stock to be converted occurs during the Distribution Transaction Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the Last Trading Day of the Distribution Transaction Valuation Period.

To the extent any dividend or distribution of the type described in Section 10(f)(i)(3)(B) is declared but not made or paid, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4)    Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Price will be decreased based on the following formula:
where:
CP0    =    the Conversion Price in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CP1    =    the Conversion Price in effect immediately after the Expiration Time;

SP    =    the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

OS0    =    the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

AC    =    the aggregate value (determined as of the Expiration Time by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and

OS1    =    the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 10(f)(i)(4), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 10(f)(i)(4) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If the Conversion Date for any share of Convertible Preferred Stock to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(ii)    No Adjustments in Certain Cases. Without limiting the operation of Section 5(b) and 10(e)(i), the Company will not be required to adjust the Conversion Price except pursuant to Section 10(f)(i). Without limiting the foregoing, the Company will not be required to adjust the Conversion Rate on account of:
(A)    except as otherwise provided in Section 10(f)(i), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(B)    the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;
(C)    the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;
(D)    the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Issue Date; or
(E)     solely a change in the par value of the Common Stock.
(iii)    Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Convertible Preferred Stock and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Price will be adjusted pursuant to Section 10(f)(i)(3)(A) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section 10(f)(i)(3)(A) to all holders of Common Stock, subject to readjustment pursuant to Section 10(f)(i)(3)(A) if such rights expire, terminate or are redeemed.
(iv)    Distribution Transactions.
(1)    In the event the Company proposes to effect a Distribution Transaction, then, by written action of the Holders constituting at least a majority of the outstanding voting power of the Convertible Preferred Stock (the “Majority Holders”) delivered to the Company prior to the relevant Record Date, the Company will negotiate in good faith with such Majority Holders the terms and conditions of an exchange offer described herein (the “Spin-Off Exchange Offer”), and in the event the Spin-Off Exchange Offer is completed, then no adjustment to the Conversion Price shall be made pursuant to Section 10(f)(i)(3)(B).
(2)    In connection with the Spin-Off Exchange Offer, each share of Convertible Preferred Stock will be exchanged by the Company for one share of Mirror Preferred Stock and one share of Exchange Preferred Stock. The Liquidation Preference of the Convertible Preferred Stock will be allocated between the shares of Mirror Preferred Stock and Exchange Preferred Stock in accordance with the relative fair market value of the assets and businesses to be held by the Distributed Entity and the assets and businesses to be retained by the Company, as determined in good faith by the Board of Directors after consultation with the Majority Holders.
(3)    The Company and the Majority Holders will negotiate reasonably and in good faith and each will use its reasonable best efforts to agree on mutually agreeable terms for the Spin-Off Exchange Offer, including, without limitation, the certificate of designations with respect to the Mirror Preferred Stock and the certificate of designations with respect to the Exchange Preferred Stock, to reflect the fact that following the completion of the Spin-Off Exchange Offer the adjustments to the Conversion Price will be based upon the common stock of the Company and the common stock of the Distributed Entity, and that the rights, benefits, obligations and economic characteristics of the Series A Preferred Stock will not be expanded or diminished as a result of the exchange of shares of Convertible Preferred Stock for shares of Mirror Preferred Stock and Exchange Preferred Stock. The exchange of Convertible Preferred Stock for Exchange Preferred Stock in the Spin-Off Exchange Offer shall be structured in a manner so as to qualify as a tax-free recapitalization within the meaning of Section 368(a) of the Code to the maximum extent permitted by applicable law.
(v)    Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 10(f)(i), the number of shares of Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distributions on shares of Common Stock held in its treasury).
(vi)    Calculations. All calculations with respect to the Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward).
(vii)    Notice of Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Conversion Price pursuant to Section 10(f)(i), the Company will promptly send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.
(g)    Voluntary Conversion Price Decreases.

(i)    Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) decrease the Conversion Price by any amount if (1) the Board of Directors determines that such decrease is in the Company’s best interest or that such decrease is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such decrease is in effect for a period of at least twenty (20) Business Days; and (3) such decrease is irrevocable during such period; provided, however, that any such decrease that would be reasonably expected to result in any income tax imposed on holders of Convertible Preferred Stock shall require the affirmative vote or consent of Majority Holders.
(ii)    Notice of Voluntary Decrease. If the Board of Directors determines to decrease the Conversion Price pursuant to Section 10(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 10(g)(i), the Company will send notice to each Holder, the Transfer Agent and the Conversion Agent of such decrease to the Conversion Price, the amount thereof and the period during which such decrease will be in effect.
(h)    Restriction on Conversions.

(i)    Equity Treatment Limitation.
(1)    Generally. Notwithstanding anything to the contrary in this Certificate of Designations, the Company will in no event be required to deliver any shares of Common Stock in settlement of the conversion of any Convertible Preferred Stock to the extent, but only to the extent, the Company does not then have sufficient authorized and unissued shares of Common Stock that are not reserved for other purposes (the limitation set forth in this sentence, the “Equity Treatment Limitation,” and any shares of Common Stock that would otherwise be deliverable in excess of the number of such authorized and unissued shares, the “Deficit Shares”). If any Deficit Shares are withheld pursuant to the Equity Treatment Limitation and, at any time thereafter, some or all of such Deficit Shares could be delivered without violating the Equity Treatment Limitation, then (A) the Company will deliver such Deficit Shares to the extent, but only to the extent, such delivery is permitted by the Equity Treatment Limitation; and (B) the provisions of this sentence will continue to apply until there are no remaining Deficit Shares.
(2)    Share Reserve Provisions. On the Initial Issue Date, the Number of Reserved Shares is not less than the Initial Share Reserve Requirement. The Company shall at all times reserve and keep available a Number of Reserved Shares to be no less than the Continuing Share Reserve Requirement at any time when any Convertible Preferred Stock is outstanding (including, if applicable, by seeking the approval of its stockholders to amend the Certificate of Formation to increase the number of authorized shares of Common Stock).
(3)    Limitation on Certain Transactions. The Company will not, without the prior written consent of Majority Holders, effect any transaction that would require an adjustment to the Conversion Price pursuant to Section 10(f)(i) if the settlement of the conversion of all Convertible Preferred Stock then outstanding (assuming such conversion occurred immediately after giving effect to such adjustment) would result in any Deficit Shares pursuant to the Equity Treatment Limitation.
(i)    Effect of Common Stock Change Event.

(i)    Generally. If there occurs any:
(1)    recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;
(2)    consolidation, merger, combination or binding or statutory share exchange involving the Company;
(3)    sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or
(4)    other similar event,
and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations,
(A)    from and after the effective time of such Common Stock Change Event, (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 10 or in Section 11, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 8 and Section 10(c), each reference to any number of shares of Common Stock in such Sections (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definitions of “Fundamental Change,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B)    if such Reference Property Unit consists entirely of cash, then the Company will pay the cash due in respect of all conversions whose Conversion Date occurs on or after the effective date of such Common Stock Change Event no later than the tenth (10th) Business Day after the relevant Conversion Date.

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(i)    Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 10(i).
(ii)    Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Price pursuant to Section 10(f)(i) in a manner consistent with this Section 10(i); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(i)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s), if any, and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders.

(iii)    Notice of Common Stock Change Event. The Company will provide notice of each Common Stock Change Event to Holders as promptly as possible after the effective date of the Common Stock Change Event.
Section 11.    Certain Provisions Relating to the Issuance of Common Stock.

(a)    Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Price), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Price pursuant to Section 10(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Price where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b)    Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of the Convertible Preferred Stock of any Holder will be a newly issued share and will be duly authorized and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system.

(c)    Taxes Upon Issuance of Common Stock. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any such tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

(d)    Limit of Issuance of Shares of Common Stock upon Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, to the extent that the listing standards of The New York Stock Exchange require shareholder approval to issue upon conversion of the Convertible Preferred Stock more than 19.9995% of the number of shares of Common Stock outstanding as of May 13, 2022, then unless and until the Company obtains such shareholder approval, the number of shares of Common Stock, if any, deliverable upon conversion of the Convertible Preferred Stock shall not exceed the Conversion Share Cap, and any shares of Convertible Preferred Stock that cannot be converted as a result of the Conversion Share Cap shall continue to remain outstanding.

Section 12.    Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates evidencing such shares or securities. However, in the case of conversion of Convertible Preferred Stock, the Company shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock, shares of Common Stock or other securities to a beneficial owner other than the beneficial owner of the Convertible Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

Section 13.    Term. Except as expressly provided in this Certificate of Designations, the shares of Convertible Preferred Stock shall not be redeemable or otherwise mature and the term of the Convertible Preferred Stock shall be perpetual.

Section 14.    Calculations.

(a)    Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Convertible Preferred Stock, including determinations of the Conversion Price, the Last Reported Sale Prices and accumulated Regular Dividends, whether or not declared, on the Convertible Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b)    Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.

Section 15.    Notices. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing and delivered personally, by facsimile or e-mail (with confirmation of receipt requested from the recipient, in the case of e-mail), or sent by a nationally recognized overnight courier service guaranteeing next day delivery, to the Holders’ respective addresses shown on the Register. Unless otherwise specified herein, all notices and communications hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service.

Section 16.    Facts Ascertainable. When the terms of this Certificate of Designations refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Company shall also maintain a written record of the Initial Issue Date, the number of shares of Convertible Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

Section 17.    Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Convertible Preferred Stock granted hereunder may be waived as to all shares of Convertible Preferred Stock (and the Holders thereof) upon the vote or written consent of the Majority Holders.

Section 18.    Severability. If any term of the Convertible Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

Section 19.     No Other Rights. The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Formation or as required by applicable law.

Section 20.    Effectiveness of Filing. This Certificate of Designations becomes effective when it is filed with the Texas Secretary of State.

    IN WITNESS WHEREOF, subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument the Company has caused this Certificate of Designations to be duly executed as of [●], 2022.

AZZ Inc.

By:
Name:
Title:

[Signature Page to Certificate of Designations]

EXHIBIT A

FORM OF CONVERTIBLE PREFERRED STOCK CERTIFICATE

[Insert Restricted Stock Legend, if applicable]

AZZ Inc.

6.0% Series A Convertible Preferred Stock

Certificate No.    [___]

    AZZ Inc., a Texas corporation (the “Company”), certifies that [___] is the registered owner of [___] shares of the Company’s 6.0% Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) evidenced by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Convertible Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

    Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

    IN WITNESS WHEREOF, AZZ Inc. has caused this instrument to be duly executed as of the date set forth below.

AZZ Inc.

Date:                By:
Name:
Title:

Date:                By:
Name:
Title:

TRANSFER AGENT’S COUNTERSIGNATURE

[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate evidences shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Date:                By:
    Authorized Signatory

AZZ Inc.

6.0% Series A Convertible Preferred Stock

    This Certificate evidences duly authorized, issued and outstanding shares of Convertible Preferred Stock. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designations or the Certificate of Formation, the provisions of the of the Certificate of Designations or the Certificate of Formation, as applicable, will control.

1.    Countersignature. This Certificate will not be valid until countersigned by the Transfer Agent.

2.    Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

    To request a copy of the Certificate of Designations, which the Company will provide to any Holder at no charge, please send a written request to the following address:
AZZ Inc.
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
Attention: General Counsel

OPTIONAL CONVERSION NOTICE

AZZ Inc.

6.0% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Optional Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):
    all of the shares of Convertible Preferred Stock

                         1 shares of Convertible Preferred Stock

evidenced by Certificate No.                      .

Date:
    (Legal Name of Holder)

By:
Name:
Title:

1    Must be a whole number.

REDEMPTION NOTICE

AZZ Inc.

6.0% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Redemption Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to redeem (check one):
    all of the shares of Convertible Preferred Stock

                         2 shares of Convertible Preferred Stock

evidenced by Certificate No.

on                      .

Date:
    (Legal Name of Holder)

By:
Name:
Title:

2    Must be a whole number.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

AZZ Inc.

6.0% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):
    all of the shares of Convertible Preferred Stock

                         3 shares of Convertible Preferred Stock

evidenced by Certificate No.                      .

The undersigned acknowledges that Certificate identified above, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
    (Legal Name of Holder)

By:
Name:
Title:

3    Must be a whole number.

ASSIGNMENT FORM

AZZ Inc.

6.0% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, the undersigned Holder of the within Convertible Preferred Stock assigns to:
Name:

Address:

Social security or
tax identification
number:

the within Convertible Preferred Stock and all rights thereunder irrevocably appoints:
as agent to transfer the within Convertible Preferred Stock on the books of the Company. The agent may substitute another to act for him/her.

Date:
    (Legal Name of Holder)

By:
Name:
Title:

EXHIBIT B

FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SECURITIES PURCHASE AGREEMENT. THE COMPANY WILL GIVE TO THE HOLDER OF THIS CERTIFICATE A COPY OF SUCH SECURITIES PURCHASE AGREEMENT, AS IN EFFECT ON THE DATE OF THE GIVING OF SUCH COPY, WITHOUT CHARGE, PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.]

A-1

Schedule A

Months from Initial Issue Date[4]	Return Factor If the Company’s ratio of Net Debt to Consolidated EBITDA on the second anniversary of the Initial Issue Date is:
	less than or equal to 3.5-to-1	greater than 3.5-to-1
1-12	140%	140%
13-24	140%	140%
25-36	155%	170%
37-48	170%	185%
49-60	185%	200%
61-72	205%	220%
73-84	225%	240%

4 For the avoidance of doubt, the Initial Issue Date is in the first month from the Initial Issue Date. For convenience, the Return Factor for months 85 and beyond are not included here.
A-2